UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Rudolph Technologies, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held May 19, 2010
RUDOLPH TECHNOLOGIES, INC.
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ADDITIONAL INFORMATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 19, 2010

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Rudolph Technologies, Inc. (the “Company”), a Delaware corporation, will be held on May 19, 2010 at 8:00 a.m., local time, at the Company’s Washington facility, located at 35030 South East Douglas Street, Suite 100, Snoqualmie, Washington, 98065, for the following purposes:

1. To elect three Class II directors to serve for three-year terms expiring upon the 2013 Annual Meeting of Stockholders or until their successors are elected;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2010; and

3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Included in the mailing of this Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Only stockholders of record at the close of business on March 31, 2010 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2010:

The enclosed proxy statement and 2009 Annual Report to Stockholders are available at
www.proxydocs.com/rtec.

FOR THE BOARD OF DIRECTORS

Steven R. Roth
Secretary

Flanders, New Jersey
April 19, 2010

RUDOLPH TECHNOLOGIES, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Rudolph Technologies, Inc. (the “Company”) for use at the 2010 Annual Meeting of Stockholders to be held May 19, 2010 at 8:00 a.m., local time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s Washington facility, located at 35030 South East Douglas Street, Suite 100, Snoqualmie, Washington, 98065. The Company’s telephone number is (973) 691-1300.

These proxy solicitation materials and the Company’s Annual Report to Stockholders for the year ended December 31, 2009, including financial statements, were mailed on or about April 19, 2010 to stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 31, 2010 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 31,172,817 shares of the Company’s Common Stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If you are a stockholder of record, you may change your vote after submitting your proxy by delivering to the Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. If you are a beneficial owner of shares, please contact your bank, broker or other holder of record for specific instructions on how to change or revoke your vote.

Voting and Solicitation

Whether you hold your shares directly as a stockholder of record, or beneficially in street name, you may vote your shares without attending the meeting. Even if you plan to attend the meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

If you hold shares in your name as a holder of record, you are considered the “stockholder of record” with respect to those shares. You can vote your shares by completing and returning the enclosed Proxy which has been mailed to you, along with a postage-paid envelope.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” This Proxy Statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the “stockholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by submitting voting instructions to such person in accordance with the directions outlined in your Proxy.

Stock holders of record may vote in person at the meeting, but beneficial owners must obtain a legal Proxy from the broker, bank or other holder of record authorizing the beneficial holder to vote such shares at the meeting.

Each stockholder of record is entitled to one vote for each share of Common Stock owned by such stockholder on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.

If you return a signed and dated Proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid Proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your Proxy that you wish to “abstain” from voting on an item, your shares will not be voted on that item. A broker non-vote occurs when a bank, broker or other registered holder of record holds shares for a beneficial owner but is not empowered to vote on a particular proposal on behalf of such beneficial owner.

Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for Director or any other proposal, but will be counted to determine whether there is a quorum present. There is no right to cumulative voting.

Due to recent changes under stock exchange rules applicable to brokers, this year the election of directors (Proposal 1 in this Proxy Statement) will be treated as a “non-routine” proposal. This means that if a brokerage firm holds your shares on your behalf, those shares will not be voted in the election of directors unless you provide instructions to that firm by voting your proxy.

In order to ensure that any shares held on your behalf by a brokerage firm or other organization are voted in accordance with your wishes, we encourage you to provide instructions to that firm or organization by voting your proxy.

In order to have a quorum present at the Annual Meeting, a majority of our shares of common stock that are outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

Vote Required

Each director is elected by the vote of the majority of the votes cast. This means that in order for a director nominee to be elected to our Board of Directors, the number of shares cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non — votes” not counted as a vote cast either “for” or “against” that director’s election, although abstentions and broker non-votes count for quorum purposes). Our By-laws provide for a majority voting standard for uncontested elections and provide that any incumbent director nominee in an uncontested election who does not receive an affirmative majority of votes cast must promptly tender such director’s resignation to our Board of Directors. Further information regarding the process that will be followed if such an event occurs can be located under the heading “Proposal 1 — Election of Directors.”

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010 requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For such proposals, abstentions are counted for quorum purposes, but in effect count as negative votes because they are shares represented by proxy that are not voted in the affirmative. Broker non-votes are counted for quorum purposes, but are not counted as part of the vote total and have no effect on the outcome.

Voting Recommendations of the Company’s Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board’s director nominees named herein and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Attending the Annual Meeting

All stockholders of record as of the Record Date may attend the 2010 Annual Meeting. To gain admission, you will need valid picture identification and proof that you are a stockholder of record of the Company as of the Record Date (which, if you are a beneficial holder, can be obtained from your bank, broker or other record holder of your shares). To obtain directions to attend the 2010 Annual Meeting and -vote in person, please contact Investor Relations at 973-691-1300.

Deadlines for Submission of Stockholder Proposals for 2011 Annual Meeting

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company’s 2011 Annual Stockholder Meeting must submit such proposal in writing to the Company no later than December 20, 2010 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company’s Bylaws, a stockholder wishing to make a proposal at the 2011 Annual Stockholder Meeting must submit such proposal in writing to the Company no earlier than January 19, 2011 and no later than February 18, 2011. The Nominating and Governance Committee will consider qualified director nominees recommended by stockholders. Our process for receiving and evaluating Board member nominations from our stockholders is described below under the caption “Nominating and Governance Committee.”

Householding

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, when multiple stockholders of record share the same address, we may deliver only one set of the Proxy and Proxy Statement to that address unless we have received contrary instructions from one or more of those stockholders. The same procedure applies to brokers and other nominees holding shares of our stock in “street name” for more than one beneficial owner with the same address.

If a stockholder holds shares of stock in multiple accounts (e.g., with our transfer agent and/or banks, brokers or other registered stockholder), we may be unable to use the householding procedures and, therefore, that stockholder may receive multiple copies of the Proxy and Proxy Statement. You should follow the instructions on each Proxy that you receive in order to vote the shares you hold in different accounts.

A stockholder that shares an address with another stockholder, who has received only one set of the Proxy and Proxy Statement may write or call us as specified below to (i) request a separate copy of such materials, which will be promptly mailed without charge, and (ii) request that separate copies of these materials be sent to his or her home for future meetings. Conversely, a stockholder of record who shares the same address with another stockholder of record may write or call us as specified below to request that a single set of the Proxy and Proxy Statement be delivered to that address. Such stockholder requests should be directed to our Investor Relations Department, which can be contacted via phone at 973-691-1300 or mail at Rudolph Technologies, Inc., One Rudolph Road, P.O. Box 1000, Flanders, New Jersey 07836. If you are a beneficial owner of shares held in street name, please contact your bank, broker or other holder of record.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Rudolph Technologies is committed to sound and effective corporate governance practices. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The major components of our corporate governance practices are described below.

Codes of Ethics

We have adopted a Code of Business Conduct and Ethics (applicable to all employees, executive officers and directors) and a Financial Code of Ethics (applicable to our financial officers, including our CEO and CFO) that set forth principles to guide all employees, executive officers and directors and establish procedures for reporting any violations of these principles. These may be found on our website at http://www.rudolphtech.com/CodesEthics.aspx or may be requested by writing to Rudolph Technologies, Inc., Attention: Investor Relations, One Rudolph Road, P.O. Box 1000, Flanders, New Jersey 07836. The Company will disclose any amendment to its codes of ethics or waiver of a provision of its codes of ethics applicable to its officers, including the name of the officer to whom the waiver was granted, on our website at www.rudolphtech.com, on the Investor Relations page.

Board Leadership Structure and Oversight of Risk

Our Company is led by Mr. Paul F. McLaughlin, who has served as our Chairman since January 2000 and Chief Executive Officer since June 1996. Our Board of Directors is comprised of Mr. McLaughlin and six independent directors. The Board has three standing committees with separate chairs — the Audit, Compensation, and Nominating and Governance Committees. Each of the Board committees is comprised solely of independent directors, with each of the committees having a separate chair. Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies. Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics and in accordance with our Summary of Corporate Governance Guidelines our full Board regularly engages in discussions of risk management to assess major risks facing our Company and review options for their mitigation. Each of our Board committees also considers the risk within its area of responsibilities. For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues, such as succession planning, and serves as the contact point for employees to report corporate compliance issues. We do not have a lead director, but our Summary of Corporate Governance Policies provides that our independent directors meet without the presence of management and the non-independent director coincident with each regularly scheduled Board meeting.

We have employed this same basic leadership structure since the Company became a public company in November 1999. We believe that this leadership structure has been effective for the Company. We have a single leader for our Company and we believe that he is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for the Company and in our industry. We believe that our Chairman/CEO together with our Audit Committee and the full Board of Directors, provide effective oversight of the risk management function.

Board Meetings and Committees

The Board of Directors of the Company held a total of eight meetings during 2009. Each of our directors attended at least 100% of the total meetings of the Board and Board committees on which he served during 2009. While the Company does not currently have a formal policy regarding the attendance of directors at the annual meeting of stockholders, directors are encouraged to attend. All members of the Board of Directors attended the 2009 Annual Meeting of Stockholders. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has adopted a written charter. The charters of these committees are in compliance with rules adopted by the SEC and the NASDAQ Global Select Market® on which our stock is listed (“Nasdaq”).

Board Independence

The Board makes an annual determination as to the independence of each of our Board members under the current standards for “independence” established by Nasdaq and the SEC. The Board has determined that the following members of the current Board, consisting of a majority of the Board, satisfy these independence standards: Daniel H. Berry, Leo Berlinghieri, Richard F. Spanier, Thomas G. Greig, Aubrey C. Tobey and John R. Whitten. In addition, on four occasions during 2009, our Board met in executive sessions in which solely the independent Board members were present.

Audit Committee

We have an Audit Committee that assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements and with our compliance with legal and regulatory requirements. Specifically, the Audit Committee recommends engagement of the Company’s independent registered public accountants, and is primarily responsible for approving the services performed by the Company’s independent registered public accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The report of our Audit Committee is found below under the caption “Audit Committee Report.”

The Audit Committee is governed by its own charter that sets forth its specific responsibilities and the qualifications for membership to the committee. The charter of the Audit Committee is available on our website at www.rudolphtech.com, on the Investor Relations page. The Audit Committee held six meetings in 2009. The Audit Committee is currently composed of Directors, Thomas G. Greig, Richard F. Spanier and John R. Whitten. The Board has determined that Thomas G. Greig, Richard F. Spanier and John R. Whitten meet the requirements for membership to the Audit Committee set forth by Nasdaq and the SEC, including that they be “independent.”

The Board has determined that John R. Whitten meets the definition of an “Audit Committee Financial Expert” under SEC rules, and also has the level of financial sophistication required of at least one member of the Audit Committee under Nasdaq rules.

Compensation Committee

The Compensation Committee has its own charter that sets forth its specific responsibilities, including the establishment of the policies upon which compensation of and incentives for the Company’s executive officers will be based, the review and approval of the compensation of the Company’s executive officers, and the administration of the Company’s stock and stock purchase plans. In addition, the charter designates that the Compensation Committee has the authority to secure the services of both internal and external advisers and consultants, including budgetary oversight thereof, establish subcommittees and administrate any of the Company’s equity compensation plans adopted by the Board. The charter of the Compensation Committee is available on the Company’s website at www.rudolphtech.com, on the Investor Relations page.

In general, the Compensation Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company’s compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company’s Chief Executive Officer, the Compensation Committee reviews and approves the various elements of the Chief Executive Officer’s compensation. With respect to other executive officers, the Compensation Committee reviews the recommendations for compensation for such individuals presented to the Committee by the Chief Executive Officer and the reasons thereof. Each year, the CEO is responsible for establishing personal and corporate objectives for each of the Company executives. These objectives are reviewed and agreed upon by the CEO and the executive subject to the approval of the Compensation Committee. In addition, as part of the annual performance review of the Company’s executives, the CEO assesses the performance of his direct reports and determined the merit increase, if any, that would be proposed for each individual. These merit increase proposals, along with each executive’s personal and corporate objectives and their bonus target levels (based on a percentage of their fiscal year compensation), are then compiled by the CEO and submitted to the Compensation Committee for their review and consideration for approval. At the Compensation Committee meeting during which the executive compensation plans (bonuses and merit increases) were to be reviewed, the CEO attends the initial session to present the proposed plans and to answer questions. Thereafter, the Compensation Committee meet without the CEO being present to review, discuss and approve all executive compensation plans subject to any modifications made by the Compensation Committee. The CEO does not participate in decisions regarding his own compensation.

In accordance with its charter, the Compensation Committee may form and delegate its authority to subcommittees when appropriate. Further, the Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Director, CEO or executive compensation and has authority to approve the consultant’s fees and other retention terms. From time to time the Compensation Committee has engaged the services of such outside compensation consultants to provide advice on compensation plans and issues related to the Company’s executive and non-executive employees. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee held five meetings during the last year including four meetings held prior to the Board of Directors meeting where all Compensation Committee members attended in person. This Committee is currently composed of Directors Daniel H. Berry, Leo Berlinghieri and Aubrey C. Tobey. The Board has determined that Daniel H. Berry, Leo Berlinghieri and Aubrey C. Tobey meet the requirements for membership on the Compensation Committee, including the independence requirements of Nasdaq, the criteria established by the Internal Revenue Service to be considered an “outside director”, and the criteria established by the SEC to be considered a “non-employee director”. For a complete discussion of the Compensation Committee, please refer to the Executive Compensation section of the Compensation, Discussion and Analysis (“CD&A”).

Nominating and Governance Committee

Like the other committees of the Board, the Nominating and Governance Committee has its own charter that outlines its responsibilities. These responsibilities include identifying prospective director nominees and recommending to the Board director nominees for the next annual meeting of stockholders and replacements of a director in the event a director steps down. The Nominating and Governance Committee also recommends to the Board the appointment of directors to the Audit and Compensation Committees. The charter of the Nominating and Governance Committee is available on our website at www.rudolphtech.com, on the Investor Relations page.

The Nominating and Governance Committee is currently composed of Directors Thomas G. Greig, Richard F. Spanier and Aubrey C. Tobey and held four meetings during the last year. The Board has determined that all of these directors meet the requirements for membership to the Nominating and Governance Committee, including the independence requirements of Nasdaq.

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to grasp complex principles of business, finance, international transactions and semiconductor inspection and metrology technologies. When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior contributions to and performance on the Board and their record of attendance.

The Nominating and Governance Committee will consider the above criteria for nominees identified by the Nominating and Governance Committee itself, by stockholders, or through some other source. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of nomination. The Nominating and Governance Committee may use the services of a third party search firm to assist in the identification or evaluation of Board member candidates.

The Nominating and Governance Committee has a formal policy with regard to consideration of director candidates recommended by the Company’s stockholders, which may be found on our website at http://www.rudolphtech.com/DirectorCandidates.aspx. In accordance with the policy, the Committee will consider recommendations and nominations for candidates to the Board of Directors from stockholders of the Company holding no less than 1% of the Company’s securities for at least twelve months prior to the date of the submission of the recommendation or nomination. Stockholders wishing to recommend persons for consideration by the Nominating and Governance Committee as nominees for election to the Company’s Board of Directors can do so by writing to the Office of the General Counsel of the Company at its principal executive offices giving each such person’s name, biographical data and qualifications, along with the other information specified in the policy and under Section 2.5 of the Company’s Bylaws. Any such recommendation should be accompanied by a written statement concerning the eligibility and qualifications from the person recommended and his or her consent to be named as a nominee and, if nominated and elected, to serve as a director.

The Nominating and Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees. Diversity is one of the factors that the Nominating and Governance Committee considers in identifying nominees for director. In selecting director nominees the Nominating and Governance Committee considers, among other factors, (1) the competencies and skills that the candidate possesses and the candidate’s areas of qualification and expertise that would enhance the composition of the Board, and (2) how the candidate would contribute to the Board’s overall balance of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business.

In its identification of director nominees, the Nominating and Governance Committee will consider how the candidate would contribute to the Board’s overall balance of diversity of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business.

Communications with the Board of Directors

We have a formal policy regarding communications with the Board of Directors, which may be found on our website at http://www.rudolphtech.com/StockholderCommunicationsPolicy.aspx. Stockholders may communicate with the Board of Directors by writing to them at c/o Rudolph Technologies, Inc., Office of the General Counsel, One Rudolph Road, P.O. Box 1000, Flanders, New Jersey 07836 and such communications will be forwarded to the Board of Directors. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded to such specific directors, as appropriate.

Related Persons Transactions Policy

There were no “related person transactions” since the beginning of 2009 involving any director, director nominee or executive officer of the Company, any known 5% stockholder of the Company or any immediate family member of any of the foregoing persons (which are referred to together as “related persons”). A “related person transaction” generally means a transaction involving more than $120,000 in which the Company (including any of its subsidiaries) is a participant and in which a related person has a direct or indirect material interest. Our related person practices and policies are included in our corporate governance documents, including our Code of Business Conduct and Ethics, Audit Committee Charter and Summary of Corporate Governance Policies, each of which is available at the Investor Relations section of our website located at http://www.rudolphtech.com/Investors.aspx. Pursuant to our Code of Business Conduct and Ethics, our directors, officers and employees are required to avoid any actual or apparent conflicts of interest (other than conflicts of interest that have received appropriate approval as described below), which includes taking actions or having interests that may interfere with the objective or efficient performance of such person’s duties to the Company or that may result in such person receiving improper personal benefits as a result of their position with the Company. Pursuant to our Summary of Corporate Governance Policies, if a director becomes involved in any activity or interest that may result in an actual or potential conflict (or the appearance of a conflict) with the interests of the Company, that director is required to disclose such information promptly to the Board, which will determine an appropriate resolution on a case-by-case basis. Pursuant to this policy, all directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. Similarly, our Board will determine the appropriate resolution of any actual or potential conflict of interest involving our CEO and our CEO will determine the appropriate resolution of any conflict of interest issue involving any other officer of the Company. When necessary and appropriate, resolution of such issues may require consideration of the matter by the Audit Committee. Pursuant to the Board’s Summary of Corporate Governance Policies and the Audit Committee Charter, the Audit Committee of the Board, which consists entirely of independent directors, will review any proposed transaction in which the Company or its subsidiaries are to participate if the amount involved in the transaction exceeds $120,000 and we are aware that any related person may have a direct or indirect material interest in the transaction. The Audit Committee will consider the facts and circumstances and will approve or ratify a proposed transaction if the Audit Committee considers it appropriate and believes that such transaction will serve the long-term interests of our stockholders. The Compensation Committee of the Board reviews and approves compensation decisions for Board members and our executive officers (and such other employees of the Company as directed by the Board) pursuant to the Compensation Committee Charter.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The authorized number of directors is currently established at seven. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are two directors in each of Class I and Class III and three directors in Class II. Each of the three Class II directors is to be elected at this Annual Meeting and will hold office until the 2013 Annual Meeting or until their successors have been duly elected and qualified. Each of the two Class III directors will hold office until the 2011 Annual Meeting or until their successors have been duly elected and qualified and each of the two Class I directors will hold office until the 2012 Annual Meeting or until their successors have been duly elected and qualified. These directors were approved by the Board for inclusion on this Proxy Statement based on the recommendation of the Nominating and Governance Committee.

Pursuant to the Company’s Bylaws, our directors are generally elected by the affirmative vote of the majority of the votes cast (provided, however, that if the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality voting standard). In order for a director in an uncontested election to be elected, the number of shares cast “for” his election must exceed the number of votes cast “against” his election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If a nominee who is an incumbent director is not elected, our Bylaws provide that such director must promptly tender a resignation to the Board. Our Nominating and Governing Committee would then make a recommendation to the Board on whether to accept or reject the tendered resignation, or whether other action should be taken. Within 90 days after the date of the certification of the election results, our Board will act on any such tendered resignation and publicly disclose (in a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below, each of whom is currently a director of the Company. Each nominee has indicated that he will serve if elected. In the event that any nominee of the Company becomes unable or unavailable to serve as a director at the time of the Annual Meeting (which we do not anticipate), the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy or the Board of Directors may, in its discretion, elect to reduce the number of directors serving on the Board

Vote Required

Each Class II Director shall be elected by the vote of the majority of the votes cast. This means that the number of shares cast “for” a director’s election must exceed the number of votes cast “against” that director’s election in order for such director to be elected (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election, although abstentions count for quorum purposes).

The names of the three Class II nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class I and Class III directors with unexpired terms are also set forth below. All information is as of the Record Date.

Name	Age	Position	Director Since

Nominee Class II Directors:
Daniel H. Berry	64	Operating Partner, Riverside Partners, LLC	1998
Thomas G. Greig	62	Senior Managing Director, Liberty Capital Partners, Inc.	2003
Richard F. Spanier	70	Retired, Chairman Emeritus	1966
Continuing Class III Directors:
Aubrey C. Tobey	84	President, ACT International	1998
John R. Whitten	63	Former Chief Financial Officer, Vice President and Treasurer, Applied Industrial Technologies, Inc.	2006
Continuing Class I Directors:
Leo Berlinghieri	56	Chief Executive Officer and President, MKS Instruments, Inc.	2008
Paul F. McLaughlin	64	Chairman and Chief Executive Officer, Rudolph Technologies, Inc.	1996

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company. Our Board members are persons who we believe have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and stimulate management and their dedication to the affairs of the Company collectively serve the interests of the Company and its stockholders. Additional information regarding the background and qualifications of our directors, including the experience and skills that led to the selection of each director for membership on our Board, is also set forth below.

Paul F. McLaughlin has served as the Company’s Chairman since January 2000 and Chief Executive Officer and as a director of the Company since June 1996. Mr. McLaughlin holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute, an M.S. in Metallurgy and Materials Science from Lehigh University and an M.B.A. from Harvard University Graduate School of Business Administration. Mr. McLaughlin has over 25 years of experience in the semiconductor capital equipment business, including more than ten years as Chief Executive Officer of the Company, which gives him a unique and valuable insight into the challenges and strategies relevant to the semiconductor industry as a whole, and to our Company in particular.

Daniel H. Berry has served as one of the Company’s directors since October 1998. Since January 2002, Mr. Berry has been an Operating Partner of Riverside Partners, LLC, a private equity investment firm. From July 2004 to August 2007, Mr. Berry also served as Executive Vice President of Applied Precision, a Riverside portfolio company. He was employed by Ultratech Stepper, Inc. (presently Ultratech, Inc.), an equipment supplier to the semiconductor industry, from 1990 to 2001 in various positions including President and Chief Operating Officer from May 1999 to November 2001. Prior to this, Mr. Berry held positions at General Signal,

Perkin Elmer and Bell Laboratories. Mr. Berry is a member of the Board of Trustees of the Polytechnic Institute of New York University and is a member of the Board of Directors of various companies in Riverside Partners portfolio of investments. Mr. Berry holds a B.S. in Electrical Engineering from the Polytechnic Institute of Brooklyn. Mr. Berry’s extensive business experience, particularly within the semiconductor industry for more than 35 years, provides him with insight into the challenges we face within the industry.

Leo Berlinghieri has served as one of the Company’s directors since September 2008. Since July 2005, Mr. Berlinghieri has served as Chief Executive Officer and President of MKS Instruments, Inc., an equipment supplier to the semiconductor industry. From April 2004 to July 2005, Mr. Berlinghieri served as President and Chief Operating Officer and prior to that he served as Vice President and Chief Operating Officer from July 2003 to April 2004 for MKS Instruments, Inc. Mr. Berlinghieri is currently a board member of MKS Instruments, Inc. Mr. Berlinghieri’s 30 years of experience coupled with his tenure at the helm of the same public corporation in the semiconductor industry provides him with valuable insight into the operational and strategic issues facing our industry.

Thomas G. Greig has served as one of the Company’s directors since January 2003. Mr. Greig has been employed by Liberty Capital Partners, Inc., a private equity investment firm, since July 1998 and currently holds the position of Senior Managing Director. From December 1985 to July 1998, Mr. Greig was a Managing Director of Donaldson, Lufkin, & Jenrette, Inc., an investment banking firm. Mr. Greig holds a B.S. in Engineering from Princeton University, an M.S.E. in Electrical Engineering from New York University and an M.B.A. from Harvard University Graduate School of Business Administration. Mr. Greig is currently the Non-Executive Chairman of the Board of Black Box Corporation. In addition to his extensive acquisition and financial background, Mr. Greig has prior experience serving on the boards of public and private companies, offering the Board of Directors and the Audit Committee a combination of valuable skill sets.

Richard F. Spanier has served as Chairman Emeritus of the Company’s Board of Directors since January 2000 and prior to that as the Company’s Chairman of the Board of Directors since September 1966. From September 1966 to June 1996, Dr. Spanier served as the Company’s President and Chief Executive Officer. Dr. Spanier holds a B.S. in Physics, an M.S. in Physical Chemistry and a Ph.D. in Chemical Physics from Stevens Institute of Technology. Dr. Spanier’s 30 years of experience as President of the Company and his extensive scientific and practical engineering background provides the Board of Directors with a technical perspective and valuable insight into the challenges and strategies relevant to the semiconductor industry as a whole, and to our Company in particular. In addition, his financial acumen is a valued asset in his role as a member of our Audit Committee.

Aubrey C. Tobey has served as one of the Company’s directors since October 1998. Since May 1987, Mr. Tobey has served as President of ACT International, a company which provides marketing and management services for high technology companies. Mr. Tobey holds a B.S. in Mechanical Engineering from Tufts University and an M.S. in Mechanical Engineering from the University of Connecticut. Mr. Tobey served as a director of Chartered Semiconductor Manufacturing, Ltd. until May 2003. Mr. Tobey’s widespread experience for over 45 years in the semiconductor industry, both domestically and internationally, provides him with invaluable insights into the industry’s sales, marketing and technical challenges and global opportunities.

John R. Whitten has served as one of the Company’s directors since July 2006 upon his appointment to the Company’s Board of Directors. From November 1995 to December 2003, Mr. Whitten served as Chief Financial Officer, Vice President and Treasurer of Applied Industrial Technologies, Inc. (NYSE- AIT), an industrial supply distributor. Mr. Whitten is a C.P.A. and holds a B.B.A. in Accounting from Cleveland State University. Mr. Whitten is currently an independent director overseeing 63 portfolios in the mutual fund complex of American Century Investments a registered investment company. Mr. Whitten’s extensive financial background, including his previous experience at a public accounting firm and as Chief Financial Officer of a public company, provide valuable insight to the Board of Directors and the Audit Committee, for which he is the chairman.

Compensation of Directors

Directors who are employees of the Company receive no compensation for their services as members of the Board of Directors. In 2009, directors were not paid to serve on the committees of the Board of Directors with the exception of those directors serving as committee chairmen. Daniel H. Berry, Aubrey C. Tobey and John R. Whitten each received cash compensation of $2,500 each quarter in 2009 for their services as the Chairman of the Compensation Committee, as the Chairman of the Nominating and Governance Committee and as Chairman of the Audit Committee, respectively. From time to time directors may be compensated for work performed as members of special subcommittees of the Board of Directors. No fees were paid to directors for special subcommittee work in 2009.

Directors who are not employees of the Company received cash compensation of $5,000 for attendance at each quarterly meeting of the Board of Directors in 2009. Effective as of July 2008, the equity component of a non-employee director’s compensation is comprised of an annual grant of restricted stock units (“RSU’s”), which are awarded annually as of the third quarter Board of Directors meeting, the date of which varies year-to-year, in an amount of shares calculated by dividing $50,000 by the Company common stock closing stock price on the date of such annual grant, rounded to the nearest 100 shares. In addition, initial grants issued to a new non-employee director as of the first Board of Directors meeting after the election of such non-employee directors (“First Meeting”) and are calculated in accordance with the annual grant formula set forth above, but are prorated by the number of quarters between such First Meeting and the date on which the next annual grant is scheduled to be awarded. Any initial grants and/or annual grants so awarded are issued at the closing price of the Company’s common stock as of the date of grant and typically vest on the first anniversary of the grant date. In 2009, in recognition of their service as Directors of Rudolph for over ten (10) years, Mr. Berry, Mr. Spanier and Mr. Tobey each received a one-time grant of 10,000 stock options which vest on the first anniversary of the grant date and have an exercise term of ten (10) years. In the event one of these Directors were to leave the Board, the options will be exercisable for such Director within the shorter of either three (3) years from the termination date or the remaining term of the exercise life of the respective option as of the termination date. All equity awards granted after November 1, 2009 are granted under and subject to the terms to the Rudolph Technologies, Inc. 2009 Stock Plan which replaced the 1999 Plan that has expired.

For the year ended December 31, 2009, the directors, excluding the director who is a named executive officer, of the Company (six individuals) received the following total compensation:

	Fees Earned or	Stock	Option
Name	Paid in Cash	Awards(1)	Awards(1)	Total

Leo Berlinghieri	$20,000	$50,304	$—	$70,304
Daniel H. Berry	$30,000	$50,304	$47,475	$127,779
Thomas G. Greig	$20,000	$50,304	$—	$70,304
Richard F. Spanier	$20,000	$50,304	$47,475	$117,779
Aubrey C. Tobey	$30,000	$50,304	$47,475	$127,779
John R. Whitten	$30,000	$50,304	$—	$80,304

(1)	Represents the grant date fair value for each share-based compensation award granted during the year, calculated in accordance with FASB ASC Topic 718 (formerly FAS 123R). The assumptions used in determining the grant date fair values of these awards are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC. As of December 31, 2009, our directors had the following stock awards outstanding: Mr. Berlinghieri — 6,400 RSUs and 0 stock options; Mr. Berry — 6,400 RSUs and 25,000 stock options; Mr. Greig — 6,400 RSUs and 15,000 stock options; Mr. Spanier — 6,400 RSUs and 25,000 stock options; Mr. Tobey — 6,400 RSUs and 25,000 stock options; and Mr. Whitten — 6,400 RSUs and 0 stock options.

The Company’s Board of Directors unanimously recommends voting
“FOR” the nominees set forth herein.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although ratification by stockholders is not required by law, the Board of Directors is submitting the selection of Ernst & Young LLP for ratification as a matter of good corporate governance. The Audit Committee of the Board of Directors has recommended, and the Board of Directors has approved, the selection of Ernst & Young LLP as independent registered public accountants, to audit the financial statements of the Company for the year ending December 31, 2010 and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee may appoint a new independent registered public accounting firm at any time during the year if they believe that such a change would be in the best interests of the Company and its stockholders.

KPMG LLP had served as the Company’s independent registered public accounting firm since 2002. Effective March 18, 2008, the Company, pursuant to the approval of the Company’s Audit Committee, dismissed KPMG LLP as the Company’s independent registered public accounting firm and effective March 19, 2008, engaged Ernst & Young LLP as the Company’s independent registered public accounting firm.

The reports of KPMG LLP on the Company’s financial statements for the year ended December 31, 2007 do not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG LLP’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2007 contained the following separate paragraph: As discussed in Note 12 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainties in Income Taxes”, effective January 1, 2007

During the year ended December 31, 2007 and through March 18, 2008, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its audit report on the Company’s financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

As previously reported in the Company’s Annual Report on Form 10-K filed on March 3, 2008, the Company’s Management’s Report on the Internal Control over Financial Reporting stated, and KPMG LLP’s report on internal controls stated, that the process and procedures surrounding the preparation and review of the income tax provision did not include adequate management oversight and review controls as of December 31, 2007. Specifically, the Company did not ensure that effective oversight of the work performed by their outside tax advisor, Deloitte Tax LLP was exercised. As a result, management re-evaluated the design of the income tax accounting process and controls, implementing new and improved processes and controls, and increasing the level of review and discussion of significant tax matters and supporting documentation with the Company’s outside advisor and senior finance management to address the material weakness identified and to enhance its internal controls.

During the year ended December 31, 2007 and through March 18, 2008, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided KPMG LLP with a copy of its Current Report on Form 8-K filed on March 24, 2008 and requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. The letter from KPMG LLP to the Securities and Exchange Commission dated as of March 24, 2008 was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 24, 2008.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting telephonically and will have the opportunity to make a statement or be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accountants. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2009, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Fees billed to the Company by Ernst & Young LLP for 2009 and 2008

For the years ended December 31, 2009 and 2008, aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, in the following categories were as follows:

	2009	2008

Audit fees	$805,714	$854,225
Audit related fees	30,000	30,000
Tax fees	—	—
All other fees	—	—

Total	$835,714	$884,225

Audit Fees:

Audit fees for the years ended December 31, 2009 and 2008 were for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for that calendar year.

Audit Related Fees:

Audit related fees for the years ended December 31, 2009 and 2008 were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual financial statements and are not reported under “Audit Fees”, including fees for employee benefit plan audits.

Tax Fees:

Tax fees include fees for tax compliance, tax planning and tax advice. No such fees were billed to the Company by Ernst & Young LLP for the years ended December 31, 2009 and 2008.

All Other Fees:

All other fees consist of fees for products and services other than the services described above. No such fees were billed to the Company by Ernst & Young LLP for the years ended December 31, 2009 and 2008.

All of the fees listed in the chart above were pre-approved by the Audit Committee, which concluded that the provisions of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

Vote Required

The affirmative vote of a majority of the votes cast will be required to ratify Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.

The Company’s Board of Directors unanimously recommends voting “FOR”
the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.

AUDIT COMMITTEE REPORT

The following is the Audit Committee’s report submitted to the Board of Directors for the year ended December 31, 2009.

The Audit Committee of the Board of Directors has:

•	reviewed and discussed with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2009;

•	discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence; and

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

THE AUDIT COMMITTEE

John R. Whitten (Chairman)
Thomas G. Greig
Richard F. Spanier

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction / Corporate Governance

Compensation Committee Members and Charter

The Compensation Committee of the Board of Directors of Rudolph Technologies, Inc. (referred to herein as the “Committee” or the “Compensation Committee”) is currently composed of Directors Daniel Berry, who serves as the Chairman of the Committee, Aubrey C. Tobey and Leo Berlinghieri, each of whom meets the requirements for membership on the Compensation Committee, including NASDAQ independence requirements and the criteria established by the SEC to be considered a “non-employee director”. In general, the Compensation Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company’s compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. The Compensation Committee reviews and approves the various elements of the Chief Executive Officer’s (“CEO”) compensation. With respect to other executive officers, including each of our named executive officers, the Compensation Committee reviews the recommendations for compensation for such individuals presented to the Committee by the CEO, and the reasons therefore, and approves such recommendations or, in its discretion, modifies the compensation packages for any such individuals.

The Compensation Committee has its own charter that sets forth its specific responsibilities, including the establishment of the policies upon which compensation of, and incentives for, the Company’s executive officers will be based, the review and approval of the performance and compensation of the Company’s executive officers, and review and approval of compensation for the Company’s Directors. In addition, the charter designates that the Compensation Committee has the authority to secure the services of both internal and external advisers and consultants, including budgetary oversight thereof, establish subcommittees and administrate any of the Company’s equity compensation plans adopted by the Board. The charter of the Compensation Committee is available on the Company’s website at www.rudolphtech.com, on the Investor Relations page.

Compensation Consultants

From time to time the Compensation Committee has engaged the services of outside compensation consultants to provide advice on compensation plans and issues related to the Company’s executive and non-executive employees. In 2008, the Committee engaged Towers Watson (formerly Towers Perrin) as an independent consultant to conduct a comprehensive review of the Company’s executive compensation program during the fall of 2008. Towers Watson continued to provide assistance to the Committee in 2009 and early 2010. Included within this most recent assignment, Towers Watson was engaged to update the Company’s competitive compensation assessment, review the CEO contract provisions as well as other ad hoc assistance to the Compensation Committee. Towers Watson has performed no other work for the Company.

Role of Executives in Establishing Compensation

The Committee makes all decisions regarding executive compensation. On an annual basis, the Committee evaluates our CEO’s performance in light of the goals and objectives established for measuring his performance at the beginning of the previous fiscal year. The results of this evaluation guide the Committee in setting our CEO’s salary, bonus and other incentive and equity compensation. With regard to compensation for executives other than the CEO, the Committee seeks input from the CEO. Each year, the CEO is responsible for establishing personal and corporate objectives for each of the Company’s executives, including our named executive officers. These objectives are reviewed and agreed upon by the CEO and the executive subject to the approval of the Compensation Committee. In addition, as part of the annual performance review of the Company’s executives, the CEO assesses the performance of his direct reports and determines the merit increase, if any, to be proposed for each individual. These merit increase proposals, each executive’s personal and corporate objectives, their bonus target levels (based on a percentage of their fiscal year compensation) and their equity grant proposals, are then compiled by the CEO and submitted to the Compensation Committee for review and consideration for approval. At the Compensation Committee meeting during which the executive compensation plans (bonuses and merit increases) are reviewed, the CEO attends the initial session to present the proposed plans and to answer questions. Thereafter, the Compensation Committee meets without the CEO being present to review, discuss and approve all executive compensation plans, subject to any modifications made by the Compensation Committee.

Other than set forth above, no other executives attended the Compensation Committee meetings in 2009. Further, no executives of the Company attended any of the Board’s Executive sessions.

Compensation Committee Activity

During 2009, the Compensation Committee of the Company met four times. As discussed above, the Company’s Chairman and CEO, Paul McLaughlin met with the Compensation Committee in early 2009 in order to present the proposed compensation plans for each of the Company’s executives as well as the

Employee Cash Bonus Program for certain non-executive employees. At each of its meetings held during 2009, the Compensation Committee met in executive session, without the presence of Mr. McLaughlin or any other Company executives or advisors, to review the relevant compensation matters at such times.

In 2009, the Compensation Committee took a number of actions. These included:

•	Reviewing and approving the annual compensation of the Company’s CEO for 2009;

•	Reviewing and approving the annual compensation for each executive of the Company for 2009;

•	Determining that the Key Executive Bonus Plan and Employee Cash Bonus Program were not to be implemented for 2009;

•	Reviewing and approving the equity incentive awards and related performance targets issued to the Company’s executives for 2009;

•	Reviewing and approving special time-vesting stock option grants to certain named executive officers; and

•	Reviewing and approving retirement, death, disability and change-in-control agreements for select key executives.

In reviewing and setting the annual compensation for each executive of the Company, the Compensation Committee reviewed the amounts payable under each of the elements of their respective compensation plans, including their base salary, annual bonus and perquisites, as well as the equity grants for the individuals. In doing so, the Committee took into consideration both the Company’s internal pay equity as well as the competitive environment within which the Company operates. In each instance, the Committee determined that the base salary for the individual executives was at an acceptable level and that the perquisites were suitable for the related positions. Due to the economic conditions experienced at the end of 2008 and into 2009, the Compensation Committee determined that for 2009 no salary increases would be implemented and neither the Key Executive Bonus Plan nor the Employee Cash Bonus Program would be established for the year. The Compensation Committee did, however, assess the role, responsibilities and contribution to the Company of each executive and made determinations with respect to equity incentive awards in the form of time-vesting restricted stock and performance-vesting restricted stock for the executives consistent with the Committee’s conclusions.

During 2009, the Compensation Committee, with the goal to create a greater incentive for executives to remain in the employ of the Company, particularly in the event of any potential or threatened change in control of the Company, authorized the Company to enter into change-in-control agreements with several executives. The Compensation Committee, recognizing the need to incentivize key executives to remain with the Company for the long term despite the economic conditions and industry downturn experienced in 2009, authorized the issuance of a one-time stock option grant to certain named executive officers, which vests over five years.

In early 2010, the Compensation Committee met to review for 2010 the annual compensation of the Company CEO, the annual compensation for each executive officer, the Key Executive Bonus Plan, and the Employee Cash Bonus Program. In addition, the Committee reviewed and the Board approved the equity incentive awards for the Company’s executives and other personnel. As a result of improvement in Company and industry economic conditions, the Committee approved base salary increases to the executive team for 2010, including each of our named executive officers. In addition, the Committee reinstated both the Key Executive Bonus Plan and the Employee Cash Bonus Program for 2010. The 2010 granted equity awards to the executive team were in the form of performance-vesting restricted stock units (“RSU”).

Objectives of Compensation Programs

Compensation Philosophy

The Company’s Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by compensating executives based on specified financial performance, with the objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at competitor companies. The Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include cash, select perquisites and stock-based compensation that reward performance as measured against established goals. In addition, the Company strives to promote an ownership mentality among its key leadership and the Board of Directors, in part through the guidelines described below under the heading “Stock Ownership/Retention Guidelines”.

Benchmarking

In order to meet its objective of maintaining competitive executive compensation packages, the Committee obtains third-party compensation information from time to time and reviews executive compensation programs of comparable, publicly held, high technology companies.

The Company has engaged compensation consultants at various times in the development and evaluation of its compensation programs. To the extent that compensation consultants are not engaged to consult with the Committee with respect to compensation for a position or time period, the Committee obtains market compensation information from internal resources at the Company. The Committee reviews data related to compensation levels and programs of other similar companies prior to making its decisions, but only considers such information in a general manner in order to obtain an understanding of the current compensation practices within our industry. In the fall of 2008, Towers Watson was engaged to perform a comprehensive assessment of compensation levels provided to executives. Data representing company proxy disclosures and industry compensation surveys was used in conducting this assessment. Towers Watson developed a peer group of industry related companies based on the following criteria:

•	Semiconductor equipment industry (publicly traded companies);

•	Revenues ranging from approximately half to double the recent revenues of the Company;

•	Market Capitalization of less than $1 billion; and

•	Competitors for business and employee talent.

The peer group for 2009, as approved by the Committee, consisted of the following 20 companies:

Advanced Energy Industries Inc.	FEI Co.
ATMI Inc.	FormFactor Inc.
Axcelis Technologies Inc.	LTX-Credence Corp.
AXT Inc.	Mattson Technology Inc.
Brooks Automation Inc.	MKS Instruments Inc.
Cabot Microelectronics Corp.	Nanometrics Inc.
Cohu Inc.	PDF Solutions Inc.
Cymer Inc.	Semitool Inc.
Eagle Test Systems Inc.	Ultratech Inc.
EMCORE Corp.	Veeco Instruments Inc.

In the fall of 2009 for its 2010 review, Towers Watson used the same peer group as set forth above with the exception of Eagle Test Systems Inc., which had been acquired by Teredyne, Inc. in November 2008.

The pay practices of the foregoing peer group were analyzed for base salary and short- and long-term incentives. Periodically, peer groups are used to evaluate other programs such as executive retirement, perquisites and severance policies. Our peer group data is supplemented by broader technology industry data from compensation surveys to further facilitate the evaluation of compensation levels and design. Compensation levels are developed at the low (25th percentile), middle (50th percentile) and high (75th percentile) end of the market for each pay element (base salary and short- and long-term incentives) and for total compensation. A similar process has been followed by consultants engaged by the Committee in prior years.

While the Committee reviews market data representing the market 25th, 50th and 75th percentiles for each pay element and in total, no specific philosophy of targeting a particular market compensation level has been applied for such compensation and instead the Committee uses its discretion in setting the levels as appropriate. Although we do not specifically target any element of compensation or total compensation for our executives, compensation for the pay elements and total compensation for our named executive officers in 2009 as compared to the market peer group median was as follows:

•	Base salary: 0% to 18% above the market median;

•	Short-term incentive: 20 percentage points below to 8 percentage points above the market median;

•	Long-term incentive: 58% below to 5% above the market median; and

•	Total compensation: 31% below to 17% above the market median.

Compensation Policies

The Company has not established formal written policies regarding its compensation programs or the elements thereof with the exception of a set of guidelines that address stock ownership by executives and directors (as discussed in more detail below). However, the Compensation Committee has developed a set of core objectives and principles that it has used to develop the executive compensation program. The specific objectives of our executive compensation program are to:

•	Attract and retain executive talent;

•	Align compensation with Company and individual performance; and

•	Foster an ownership mentality and create alignment with stockholders.

The following principles support the objectives and design of the compensation program:

•	The compensation program will be fair and competitive, from an internal and external perspective, taking into account the role, unique qualifications and distinct responsibilities of each executive;

•	A substantial portion of an executive’s compensation will be at risk and linked to the achievement of both corporate and individual goals and changes in stockholder value;

•	Retirement benefits will provide financial stability following employment but will not be the focal point of why executives choose to work for the Company;

•	The use of perquisites and other executive benefits will serve a business purpose; and

•	All compensation program elements taken as a whole will help focus executives to achieve the Company’s financial goals.

Compensation Programs Design

The compensation program provided to the Company’s executive officers is generally comprised of four parts, each selected to address different objectives: cash base salary, annual cash performance incentive bonuses, long-term incentives in the form of both time-vesting and performance RSU grants and perquisites and other executive benefits. Executives are also entitled to participate in benefit programs available to all Company employees, such as our ESPP and 401(k) Plan. This design was adopted for executives by the Compensation Committee taking into consideration a number of parameters including the Company’s compensation consultant’s advice, comparable practices within the industry and the desire to achieve the goals discussed herein underlying the compensation plan. It is believed that as a result of this program the Company can attract, retain and motivate employees and reward the achievement of strategic corporate goals, thereby enhancing stockholder value.

Annually, the Compensation Committee reviews the elements of the compensation package as well as the overall package afforded to the executives. At this time, the Compensation Committee, in its discretion, can recommend adjustments to the elements of the program to the Board of Directors for review and approval. This review would typically be performed coincident with the evaluation of the individual executive’s performance in relation to their Key Executive Cash Bonus Plan goals, salary adjustment and equity grants, if any, as discussed below.

The Committee and Board believes that each of the elements as well as the entire compensation package for Company executives is appropriate for the Company given its performance, industry, current challenges and environment.

Based on the objectives discussed in the foregoing section, the Compensation Committee seeks to structure any equity or incentive compensation program to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals, which we believe aligns the financial incentives of our executives with the interests of our stockholders. The Committee primarily uses salary and perquisites and other executive benefits as a means for providing compensation to employees primarily for their knowledge and experience and for fulfilling their basic job responsibilities.

In establishing these components of the executive compensation package, it is the Compensation Committee’s intention to set total executive compensation at a sufficient level to attract and retain a strong motivated leadership team, but while remaining reasonable and in line with stockholder perception of overall fairness of executive compensation.

Base salary levels for executive officers of the Company have been generally established at or near the start of each year. The Company’s annual executive cash incentive bonuses are administered through its Key Executive Cash Bonus Plan. The plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Compensation Committee oversight and modification based on the achievement of corporate and individual goals. At its first meeting of each year, the Compensation Committee determines final bonuses for executive officers based on each individual’s performance and the performance of the Company, based upon its audited financial statements, if such a plan was established for the year, and also reviews the plan established for the succeeding year and approves the group of executives eligible to participate in the plan for that year.

Each of the Company’s executives, including our named executive officers, is eligible to receive equity compensation in the form of stock option and/or RSU grants under the Company’s 2009 Stock Plan. All full-time and part-time employees are eligible for stock option or RSU grants. It is believed that through the Company’s broad-based plan, the economic interests of all employees, including the executives, are more closely aligned to those of the stockholders. It is also believed that this approach will allow the Company to use equity as an incentive in a balanced manner that supports the recruitment and retention of top talent. With the implementation of stock option expensing under SFAS No. 123R (now FASB ASC Topic 718) in 2006, the Company shifted the majority of its equity compensation grants away from stock options and toward RSUs, in accordance with the provisions set forth under the heading Equity Compensation Plan. In doing so, the Company has retained the incentive aspects associated with such grants, to increase the value of our stock, while potentially reducing the dilution to the Company’s stock in light of the fewer number of shares granted. The Compensation Committee generally grants equity awards at the first regularly scheduled meeting of the Board or upon completion of the Compensation Committee’s review and approval process. The Committee and Board do not generally grant equity awards at other times during the year, other than in the case of a new hire or exceptional circumstances. As described in more detail below under the heading “Equity Compensation Plan,” the Committee approved RSU grants, one-half of which were subject to service-based vesting conditions and one-half of which were subject to performance conditions, at its first regularly scheduled meeting of fiscal 2009 on February 10, 2009. In addition, for retention purposes, the Committee determined to award Messrs. McLaughlin, Roth and Little a special stock option award during the fall of 2009. All stock option and RSU awards were granted at the fair market value of our common stock on the grant date. Fair market value on the grant date means the closing NASDAQ stock price on the grant date.

Impact of Performance on Compensation

The performance of an executive has a direct impact on the compensation received by such executive from the Company. On an annual basis, the CEO reviews the performance and compensation for the Company’s executives to determine any potential salary adjustment for each individual. This assessment takes into consideration a number of factors, including the Company’s profitability; the performance of applicable business units; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry and within similar technology industries.

In addition, both Company and the individual performance are assessed by the CEO when proposing to the Committee any bonus payout to the named executive officers (other than the CEO) under the Key Executive Cash Bonus Plan. The Key Executive Cash Bonus Plan also includes various incentive level opportunities based on the executive’s accountability and impact on Company operations, with target award opportunities that are established as a percentage of base salary. Typically, these targets range from 10% of base salary to 75% of base salary for the executives in the plan. Although the Committee determined not to implement the Key Executive Cash Bonus Plan for 2009, it has re-instated that plan for 2010, using the same target bonus opportunities for our named executive officers that were in place during 2008. For our named executive offices, 2010 target cash bonus opportunities are set as follows: Mr. McLaughlin — 75% of salary; Mr. Roth — 45% of salary; Mr. Little — 50% of salary and Mr. Plisinski — 45% of salary. As Vice President of Worldwide Sales, Mr. Brooks does not participate in the cash bonus aspect of the Key Executive Cash Bonus Plan but instead has approximately 25% of his total compensation tied to sales commissions at quota.

Due to the economic conditions experienced at the end of 2008 and into 2009, the Compensation Committee determined that in 2009, neither the Key Executive Bonus Plan nor the Employee Cash Bonus Program would be established for the year as volatile economic conditions made it difficult for the Company and the Committee to estimate and establish achievable goals for the coming year. In 2008, the Key Executive Cash Bonus Plan was established such that 50% of a named executive officer’s plan award was based upon achievement of corporate financial objectives relating to Company revenue. The remaining 50% of a named executive officer’s plan award was based upon individual performance. The Company only slightly achieved over the minimum corporate goals in 2008, so the cash bonus payments were significantly reduced.

During years in which the Key Executive Cash Bonus Plan is implemented, payout is based upon achievement of the corporate and personal objectives with no payout being awarded unless the Company meets 80% of the Board approved corporate financial targets established as part of the plan. Personal objectives are awarded on an “all or nothing” basis. Failure to meet the personal objectives thereby has a negative impact on the ultimate bonus payout.

In addition to a review of the prior year’s objectives, the CEO and each executive also confer to propose new individual performance bonus targets for the current year, which are combined with the projected corporate targets into a discretionary incentive bonus proposal. The personal targets that are established are designed to ensure the addition of incremental value to the Company if they are achieved and are of sufficient challenge that the executive must dedicate focused effort to achieve them. These personal performance targets in 2010 include goals related to additional corporate and/or business unit financial measures, operational measures and activities, investor relations activities, transactional activities, and marketing initiatives depending on the executive involved. The corporate component to the bonus goals are set based on the Company’s then current strategic and financial plans. The determination of these goals is made annually to meet the changing nature of the Company’s business. Upon completion of the prior year’s results and prior to implementation of the current year’s proposed Key Executive Cash Bonus Plan, the results for each participating executive employee are submitted to, and reviewed by, the Compensation Committee, which considers the CEO’s recommendations and determines the final bonus earned by each executive based on Company and individual performance and establishes the Company and individual metrics applicable to the next year’s Key Executive Cash Bonus Plan. Thereafter, the Committee’s recommendations are presented to the Board for approval in order to issue the payment of the bonus, if any, and implement the new plans for the current year. If, during the year, there are changes to the Key Executive Cash Bonus Plan that are proposed, such changes are presented to the Compensation Committee to render a decision as to their implementation. The Compensation Committee may exercise positive or negative discretion in relation to their recommendation to the Board regarding an individual’s award under the Key Executive Bonus Plan based upon its review.

Finally, an executive’s role, responsibilities, individual performance and contribution to the Company are factors in the size of any discretionary equity grant that may be awarded by the Compensation Committee and Board of Directors as further long term incentive to the individual.

Based upon the foregoing, the compensation which an executive may realize in the course of a year can be impacted by the positive or negative performance of such individual as well as Company performance. We intend for an individual’s compensation under the Key Executive Cash Bonus Plan to be proportionate to the Company’s and his or her performance against established, measurable goals. Similarly, equity awards that are performance based, such as those established in 2010, are also proportionate to the measurable goals established for the Company’s and the executive. However, this relationship is more subjective when applied to salary adjustments. In this case, when implemented, an executive’s performance is evaluated by taking into consideration the executive’s contribution to the Company, the significance of the individual’s achievements in relation to the overall corporate goals and mission, and the executive’s effectiveness in his or her role within the Company and then weighed against the performance of other executives. Thus, there is no formula per se which is applied in determining relative salary adjustments; however, industry norms and reference to comparative company data are considered to the extent appropriate.

Elements of Compensation Section

Elements of Executive Compensation

The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus and equity awards).

A discussion of the individual components of the Company’s executive compensation package follows.

Base Salary

The Company provides executives and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries for executive officers are established considering a number of factors, including the executive’s individual performance, unique qualifications, role and responsibilities, measurable contribution to the Company’s profitability and success, and the base salary levels of similar positions with comparable companies in the industry. The Compensation Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and perquisites and other executive benefits. As noted above, under “Impact of Performance on Compensation,” base salary decisions are made as part of the Company’s formal annual review process and are influenced by the performance of the Company and the individual.

The CEO’s recommendations for salary adjustments are reviewed and modified as deemed appropriate by the Compensation Committee and then presented to the Board for approval.

In 2009, the Committee determined to forego for 2009 base salary increases for each executive officer in light of the challenging economic conditions. In 2010, as a result of an improvement in the economic conditions and the Company’s performance, base salary increases for each executive officer for 2010 were implemented, which increases for named executive officers ranged from 3% to 5%.

Short-Term Bonus Plan

An executive’s annual performance award under the Key Executive Cash Bonus Plan generally depends on the financial performance of the Company relative to profit, revenue or other financial targets and the executive’s individual performance. The incentive opportunity is generally set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk. For 2009, however, the Key Executive Cash Bonus Plan was not established due to the economic conditions faced by the Company in late 2008 and early 2009.

When established by the Compensation Committee, most executive employees, including all of our named executive officers, participate in the Company’s Key Executive Cash Bonus Plan, which is designed to generate additional incentive for maximizing the employee’s performance in realizing the corporate strategic goals and mission. As noted above, under “Impact of Performance on Compensation,” this plan is individualized to each participating executive employee and generally is based upon the financial performance of the Company relative to profit and revenue targets and the executive’s individual performance. For example, for 2008, the Company plan was established initially using a corporate revenue target and individual performance targets to determine cash bonus awards. Goals are developed and reviewed annually to meet the changing nature of the Company’s business. The plan is not currently administered to comply with rules set forth under IRC Section 162(m) regarding performance-based compensation, although the Committee is aware of this provision and the potential benefits of compliance.

When implemented, an executive may earn a short-term incentive award due to success as it relates to the executive’s individual goals, as long as the Company’s performance exceeds the threshold of the corporate performance goal. The Committee has the ability to use its discretion in determining the size of any bonus award and has done so in recent years. In 2007, in the third quarter of the year, it became clear that the 2007 annual performance goals established by Compensation Committee for the Key Executive Cash Bonus Plan were wholly unattainable, so the Committee opted to revise the plan’s goals with the intention to bolster the Company’s performance in the fourth quarter and create a meaningful incentive for executives for which to strive. The Committee reduced the cash payout potential to a maximum of 25% of each executive’s original 2007 plan target amount and established two financial goals related to 1) fourth quarter revenue and 2) either fourth quarter orders or backlog, while eliminating the individual performance targets. The Company achieved the fourth quarter backlog target but did not attain the revenue target, thus, the final 2007 cash payout to the executives, including the named executive officers, was 12.5% of their original Key Executive Cash Bonus Plan targets.

If, during the year, there are changes to the plan that may be proposed, such proposed changes are presented to the Compensation Committee and then the Board or the Compensation Committee, as appropriate, which then renders a decision as to implementation. Upon completion of the year, the individual’s and the Company’s results with respect to the performance targets are then assessed and presented to the Compensation Committee along with the proposed Plans for the current year. The Compensation Committee reviews the submitted payouts and suggests changes to the extent it deems such action necessary. Key Executive Cash Bonus Plan awards are paid out following completion of the annual audit by the Company’s independent registered public accountants. This generally occurs in the first quarter of each year, and an executive must remain on the payroll at the payment date to receive payment.

In every year the Company has offered the Key Executive Cash Bonus Plan, the corporate targets annually established have been set at levels in excess of the overall industry projections in order that the Company drive to outperform the industry. Between 2006 and 2008, the Company achieved 100%, 12.5%, and 9.5% of the corporate performance goals.

While the Key Executive Bonus Plan was not established in 2009, the Compensation Committee reinstated the Key Executive Cash Bonus Plan in 2010 with some modifications. The 2010 plan has been established such that each named executive officer’s potential cash award is subject to the achievement of 2010 corporate financial objectives relating to Company revenue and earnings per share (“EPS”). The targets established for 2010 are of comparable difficulty as compared to that cited above for prior years. The cash bonus potential is divided into two portions, 40% which has additional performance requirements (“Additional Performance Component”) and 60% which is paid out based on achievement of meeting 80% of the 2010 corporate revenue and EPS goals, without further performance requirements. For the Additional Performance Component, the cash bonus payout is contingent on the further meeting of the 2010 corporate revenue and EPS goals from the 80% threshold to the 100% level of each goal as well as personal performance goals.

Should the Company exceed the 2010 corporate revenue and/or EPS goals, additional upside cash bonus payout will be made under the Additional Performance Component to the executive. The personal performance goals in 2010 include targets related to additional corporate and/or business unit financial measures, operational measures and activities, investor relations activities, transactional activities, and marketing initiatives depending on the executive involved.

Equity Compensation Plan

The Compensation Committee currently administers the Company’s 2009 Stock Plan, which was approved by stockholder vote on May 19, 2009 and was effective as of November 1, 2009. Pursuant to the 2009 Stock Plan, employees and members of management, including the Company’s named executive officers, may receive annual grants of incentive stock options, non-qualified stock options and/or RSUs (collectively, “Grants”) at or about the time of their performance reviews each year from a pool of shares previously approved by Rudolph stockholders. The Company’s long-term incentive compensation program seeks to align the executives’ interests with the Company’s stockholders by rewarding successes in stockholder returns. Additionally, the Committee desires to foster an ownership mentality among executives by providing stock-based incentives as a portion of compensation. In determining which type of stock vehicles to include in the program, the Committee considers the following attributes:

•	Increases in total stockholder return;

•	Stock price appreciation; and/or

•	Continued loyalty to, and employment with, the Company.

Over the past several years, the Committee has periodically awarded executives with grants of stock options and/or time-vesting or performance-vesting RSUs.

The purpose of the Grant program is to provide incentive to executives and other key employees of the Company to work to maximize long-term return to the Company’s stockholders. The number of Grants awarded to each executive officer is made on a discretionary rather than formula basis by the Compensation Committee. Similarly, the allocation of shares from the Grant pool to the CEO is determined by the Compensation Committee. Regarding the Grant process, the Compensation Committee does not delegate any related function, and the named executive officers are not treated differently from other executive officers.

In awarding Grants to the executive officers, the CEO (except in connection with his own Grants) and the Compensation Committee consider a number of subjective factors, including the executive’s position and responsibilities at the Company, such executive’s individual performance, the number of Grants held (if any) and other factors that they may deem relevant.

In 2009, in conjunction with the freezing of executive salaries and the suspension of the Key Executive Cash Bonus Plan, the Committee determined that an executive incentive in the form of a grant of RSUs would be awarded to help drive the Company through the economic downturn. The award was allocated equally between time-vesting and performance-vesting RSUs. Each executive received half of their award in RSUs that time-vest equally in 20% increments beginning in February 2010. The remaining half of the RSU award was subject to attaining corporate performance goals based on revenue. Due to the lack of visibility into Company sales as a result of the economic downturn, performance goals were set by the Committee for two separate six-month increments. An initial six-month corporate revenue goal was established by the Committee as an objective to which the executives were to operate toward during this period, however, the ultimate RSU award was not contingent on this target. At the mid-year point, a full year corporate revenue target was established for the plan. The corporate revenue targets established for both for the six-month goal and then for the full year goal were at levels in excess of the overall industry projections for these periods in order that the Company drive to outperform the industry. Eighty percent of these shares were targeted to be awarded upon achieving 80% of the full year revenue goal and increasing in a linear fashion to the awarding of the full 100% of the performance based RSUs for achieving 100% of the goal. No additional RSUs were to be earned for exceeding the goal. Furthermore, if the 80% threshold was not met, no awards would have been issued. Upon the conclusion of 2009, the Company achieved the full year corporate revenue goal that was set and

100% of the performance based RSUs were awarded to the named executive officers. These performance based RSUs time-vest equally in annual 20% increments beginning in February 2010.

In addition, during 2009, the Compensation Committee, with the goal to create a greater incentive for executives to remain in the employ of the Company, particularly in the event of potential or threatened change of control of the Company, authorized the Company to enter into agreements with several executives regarding such a circumstance. The Compensation Committee, recognizing the need to incentivize key executives to remain with the Company for the long term despite the economic conditions and industry downturn experienced in 2009, authorized the issuance of a one-time stock option grant which vests over five years to several such executives, including Messrs. McLaughlin, Roth and Little. The Compensation Committee in determining the amount of stock options to grant assessed the length of service, role, responsibilities and contribution to the Company of each named executive.

In 2010, the Compensation Committee awarded executives with a grant smaller in number of RSUs but approximately equal in value to the awards of 2009. The Committee deemed this appreciation appropriate given the increase in the stock price at the time of grant. The number of RSUs allocated to each named executive as part of the award was determined in a similar manner to the RSU awards discussed above. Each named executive officer’s equity award is subject to the achievement of the 2010 corporate financial objectives relating to Company revenue and EPS. The corporate targets are established at levels in excess of the overall industry projections in order that the Company drive to outperform the industry. In 2009, the first year the Company employed performance based equity awards, the target was fully met and 100% of the RSU award was granted. The 2010 potential equity award is divided into two portions, 20% which has the Additional Performance Component and 80% which is paid out based on achievement of meeting 80% of the 2010 corporate revenue and EPS goals, without further performance requirements. For the Additional Performance Component, the bonus payout is contingent on the further meeting of the 2010 corporate revenue and EPS goals from the 80% threshold to the 100% level of each goal as well as personal performance goals. Should the Company exceed the 2010 corporate revenue and/or EPS goals, additional upside in the number of RSUs awarded under the Additional Performance Component will be made to the executive up to a up to a cumulative maximum of 120% of the award target level. The personal performance goals in 2010 include targets related to additional corporate and/or business unit financial measures, operational measures and activities, investor relations activities, transactional activities, and marketing initiatives depending on the executive involved. All RSUs earned will time-vest equally in 20% increments beginning in February 2011.

Personal Benefits and Perquisites

All employees of the Company, including its executives, receive a benefit package (“Benefit Package”) which includes the following components: health and dental insurance, elective vision care program, life insurance and accidental death and dismemberment coverage, 401(k) savings plan, short and long term disability insurance with supplemental income continuation, health care and dependent care flexible spending account programs, employee assistance program (EAP), tuition reimbursement plan, employee stock purchase plan, employee referral bonus program, and length of service awards. We believe that these benefits are consistent with industry practice and are necessary in recruiting and retaining qualified employees. In addition to the Benefit Package, executive employees receive the following perquisites: a car allowance of $500 per month, Company paid tax preparation services and Company paid membership in one airline executive club. The foregoing perquisites were determined based on a review of comparable company offerings performed by the Company and its compensation consultant and are evaluated annually as part of the Company’s compensation review. It is believed that these perquisites are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions.

Employee Stock Purchase Plan

The Company has maintained an Employee Stock Purchase Plan since 1999. The Company’s 2009 Employee Stock Purchase Plan was approved by stockholder vote on May 19, 2009 and was effective as of November 1, 2009. The Compensation Committee currently administers the Company’s 2009 Employee Stock

Purchase Plan. Under the terms of our current and prior Employee Stock Purchase Plans, eligible employees may elect to have up to 15% of eligible compensation deducted from their base salary and applied to the purchase of shares of Company common stock. The price the employee must pay for each share of stock is 95% of the fair market value of the Company common stock at the end of the applicable six month purchase period. The Employee Stock Purchase Plans qualify as a non-compensatory plan under section 423 of the Internal Revenue Code. Amendments to the 1999 Employee Stock Purchase Plan in 2005 removed the “look back” provision that was previously a part of that plan and reduced the discount for purchasing shares of the Company’s stock to five percent. These modifications to the 1999 Employee Stock Purchase Plan were made at the time as a result of the Company’s anticipated adoption of SFAS No. 123R (now FASB ASC Topic 718). Both of these revised provisions are reflected in the 2009 Employee Stock Purchase Plan.

Other Material Elements

The Company does not have any deferred compensation plans and there are no other material elements related to the Company’s compensation of its executives that are not otherwise specified herein.

Employment and Change-in-Control Agreements

Overview.  While, the Company utilizes employment agreements on a limited basis, we currently maintain employment agreements or arrangements with each of our named executive officers. In 2000, the Company entered into management agreements with Messrs. McLaughlin and Roth, each effective as of July 24, 2000. These individuals previously had employment agreements with the Company at the time when it was a private entity and at the time of the Company’s initial public offering, each executive’s respective agreement was redrafted to reflect terms that we believe are appropriate for such officer’s service in such respective capacities with a publicly held corporation (e.g. rights in equity holdings). Upon the merger with August Technology Corporation, the Company assumed certain executive employment agreements into which August Technology had entered, including the employment agreements of Messrs. Plisinski and Brooks. Pursuant to these arrangements, each of the foregoing named executive officers may be entitled to payments following a change-in-control event. The Committee believes that providing severance in a change-in-control situation is beneficial to stockholders so that executives may remain objectively neutral when evaluating a transaction that may be beneficial to stockholders yet could negatively impact the continued employment of the executive. As a result, in August 2009, the Compensation Committee further authorized the Company to enter into a Change-in-Control Agreement with Mr. Little and authorized amendments to the management agreements of with Messrs. McLaughlin and Roth to include comparable change-in-control terms.

Management Agreements.  Mr. McLaughlin’s management agreement provides for an initial term of two years with automatic renewals for additional two-year terms and Mr. Roth’s agreement provides for a term of one year with automatic renewals for additional one-year terms, unless the Company or the applicable executive delivers a notice of non-renewal to the other party. Mr. McLaughlin’s agreement prohibits him from competing with the Company in any way or soliciting its employees during the term of his employment and for two years after termination of his employment. Mr. Roth’s agreement prohibits him from competing with the Company in any way or soliciting its employees during his terms of employment and for one year after termination of his employment.

The management agreements provide that if the Company terminates the executive’s employment without cause or if the executive terminates with good reason, the Company will be required to pay Mr. McLaughlin his base salary for two years, and in the case of Mr. Roth, one year, as well as 2-year and 1-year bonus amounts equal to the bonus amounts earned in the year prior to the date of termination for Messrs. McLaughlin and Roth, respectively. Cause is defined in the agreements as: (a) executive has committed a fraud, felony or other serious act of moral turpitude; (b) executive has breached his duty of loyalty to the Company or its subsidiaries; or (c) executive has committed a material breach of the agreement which is not cured after 15 business days from notice. Good reason is defined in the agreements as: (a) a material reduction in the duties and responsibilities of the executive; (b) the relocation of the executive outside of the Flanders, New Jersey area; (c) requiring the executive to make a material misstatement or omission in any financial report or governmental filing; or (d) a material breach of the agreement that is not corrected within 15 days of notice to the Board.

The agreements also provide that in the event of the termination of the executive’s employment upon a change-in-control, which results in the executive not being offered a management agreement on comparable terms, Mr. McLaughlin and Mr. Roth will be entitled to receive benefits identical to those mentioned above for termination with good reason. In this context, a change-in-control would occur if, among other events, the Company was sold to an independent third party and that independent third party acquired enough of the Company’s stock to elect a majority of the Company’s Board of Directors, or that independent third party acquired all, or substantially all, of the Company’s assets. The management agreements with these executives provide that in the event the individual is terminated without cause or for good cause by the executive, the executive is entitled to continue group health or other group benefits as allowed by the Consolidated Omnibus Budget Reconciliation Act (COBRA) after the individual’s termination.

Change-in-Control Agreements.  The Change-in-Control Agreement with Mr. Little and the management agreements, as amended, with Messrs. McLaughlin and Roth each includes a “double trigger” change of control provision which requires that both the change in ownership or effective control of the Company and either termination by the Company without “Good Cause” or termination by the Employee for “Good Reason” occur within a one year period following the change-in-control in order for any benefits to become payable (a “Change-in-Control”).

For Messrs, McLaughlin and Roth, the definitions of “cause” and “good reason” set forth above continue to apply. For Mr. Little the following definitions apply:

•	“Good Cause” is defined as: i) performance of any act or failure to perform any act in bad faith and to the detriment of Company; ii) dishonesty, moral turpitude, material breach of any agreement with Company, or intentional misconduct; or iii) commission of a crime involving dishonesty, breach of trust, physical or emotional harm to any person.

•	“Good Reason” is defined as: i) a significant reduction by Company in Executive’s annual base salary; ii) the failure of Company to obtain an agreement from any successor to Company, or purchaser of all or substantially all of Company’s assets, to assume the change-in-control agreement; iii) the assignment of executive to duties which reflect a material adverse change in authority, responsibility or status with Company or any successor; or iv) Company requiring executive to reside or be based at a location fifty miles or more from the location where executive was based immediately prior to the change-in-control.

Upon a Change-in-Control and qualified termination, the executive shall be entitled to:

•	Their final paycheck including all earned but unused vacation hours;

•	Continued payment of salary for a defined period of time;

•	Accelerated vesting of any equity awards that have not previously vested;

•	Entitlement to exercise granted stock options within the shorter of three years from the termination date or the remaining terms of the exercise life of such options; and

•	Entitlement to maintain health care benefit continuation to the same extent provided for by and with the same Company/executive contribution percentages under Company’s group plans at the time of termination.

A death or disability entitlement of payment of their final paycheck including all earned but unused vacation hours and accelerated vesting of any equity awards that have not previously vested, exercisable within the shorter of three years from the termination date or the remaining terms of the exercise life of such equity award. (Note, for Mr. McLaughlin and Mr. Roth, payment of their last bonus amount continues to be included as cited in their original management agreement.)

The defined continued payment of salary period for Messrs. Little and Roth is twelve months; for Mr. McLaughlin, the defined continued payment of salary period is twenty-four months.

Retention Incentive.  In addition to the forgoing, the amendment to the management agreement of Mr. McLaughlin included a retention incentive which provides that should the executive remain in the employ of the Company through June 30, 2012, then, upon retiring, the executive would be entitled to receive:

•	Their final paycheck including all earned but unused vacation hours;

•	Accelerated vesting of any equity awards that have not previously vested, exercisable within the shorted of three years from the termination date or the remaining terms of the exercise life of such equity award; and

•	The establishment of a Health Savings Account (“HSA”) in the amount of $160,000 for the benefit of the executive and his spouse whereby, after executive’s retirement, executive can pay for his and his spouse’s Qualified Medical Expenses as reflected in IRS Publication 502. Executive is provided the option to elect to continue participation in the Company’s medical benefit plans for any duration, interrupted or not, after his retirement which may be funded through the HSA.

This retention incentive was provided to Mr. McLaughlin to help assure that the services of the executive are retained at least through the specified target date,

Assumed Employment Agreements.  Upon the merger with August Technology Corporation in 2008, the Company assumed certain executive employment agreements into which August Technology had entered. These included the agreements with following named executive officers currently employed by the Company: D. Mayson Brooks effective March 1, 2002 and Michael Plisinski effective April 22, 2005. Pursuant to these agreements, each executive has a set annual base salary that may be adjusted upward or downward by the CEO or Board of Directors. Further, the agreements set forth that the employment of each of these named executive officers may be terminated by mutual written agreement, by either party with thirty days written notice, or by the Company for cause, which includes: i) material failure or neglect, or refusal to perform, the duties and responsibilities of his position and/or the reasonable direction of the Board of Directors; ii) commission of any willful, intentional or negligent act that has the effect of injuring the reputation, business or performance of the Company; iii) conviction of a crime, or commission of any act involving moral turpitude; or iv) any material default or nonperformance of the confidentiality, non-competition, work product and invention, copyright or return of property terms of the Agreement. In the event the Company terminates the executive’s employment without cause, or by mutual agreement, the named executive officer is entitled to severance equal to twelve months of base salary, except where change-in-control provisions are met whereby the severance is equal to eighteen months of base salary. Both of the agreements are otherwise identical in nature except for the specific terms set forth in the exhibit to the respective employment agreements in regards to the definition of the employee’s title, manager and base salary. The employment agreements with each of these executives provide that in the event the individual is terminated with or without cause upon thirty days notice or upon a change-in-control, the executive may elect to continue group health or other group benefits as allowed by COBRA, and the Company shall make the COBRA payments for the duration of the individual’s severance period.

Special Severance Stipulation.  In addition to the foregoing, upon the hiring of Mr. Little, the Company agreed to include a severance stipulation as part of his respective employment package. Mr. Little has not entered into an employment agreement with the Company. However, upon hiring Mr. Little it was agreed that in the event of his termination without cause or a change-in-control of the Company after which he did not receive an offer of equivalent job, title, responsibility, salary, benefits including no change in residency, he would receive severance in the amount of six months of his base salary. This stipulation was agreed to as an additional incentive negotiated by Mr. Little and the Company prior to commencing his employment.

Other Elements of Post-Termination Compensation

The Company does not have a practice of providing retirement benefits, including any supplemental executive retirement plans (SERPs), to its executives. The Company retains the discretion to utilize the offer of severance and/or change-in-control protection as an incentive in its hiring and retention of executives.

Non-Solicitation and Non-Competition Policy.  The Company maintains a policy of entering into an agreement with each of its new employees, including executives which contains both non-solicitation and non-competition provisions. The non-solicitation provisions apply for one year after termination of the individual’s employment while the non-competition provisions are in effect during the individual’s employment and for one year thereafter. Each of the Company’s executives has entered into these covenants on the stated terms with the Company, except Mr. McLaughlin, whose non-solicitation and non-competition provisions are in place during, and extend for two years after the end of, his employment with the Company. In each case, these covenants have been implemented to protect the confidential information, goodwill and other assets of the Company that are transferred to the individual during employment and to preclude possible unfair competition against the Company through the use of such information. For those individuals with employment agreements, should a breach of the non-solicitation or non-competition terms of their agreements occur, this could give rise to the Company declaring a breach under the agreement and terminating all severance payments thereunder.

General Termination Benefits.  Upon termination of an executive’s employment with the Company, the individual is entitled to receive his or her base salary earned through the termination date, prorated on a daily basis, along with a payout for all accrued but unused vacation time earned though such date. Thereafter, further cash compensation to the executives is discontinued, except to the extent that severance or change-in-control payments must be made per the discussions above. This includes the removal of any obligation by the Company to pay any unpaid bonuses, except in the cases of Messrs. McLaughlin and Roth per their management agreements. In addition to the foregoing, upon termination, all perquisites and benefits cease. As discussed above, certain executives with the Company who have entered into employment agreements are entitled to elect to continue group health or other group benefits as allowed by COBRA. The Company retains the right to offer severance and/or payment of COBRA benefits to any individual who is terminated from the Company at its discretion.

Equity Awards Upon Termination.  In the event an individual who has received RSU grants from the Company ceases in their employment or engagement to provide services to the Company, under the Company’s Restricted Stock Purchase Agreement and in accordance with the Company’s 1999 and 2009 Stock Plans, any RSU grants which are not vested as of the individual’s termination date are forfeited immediately, without any further action by the Company. Similarly, in the event an individual who has received stock option grants from the Company ceases in their employment or engagement to provide services to the Company, under the Company’s Employee Stock Option Agreement and in accordance with the Company’s 1999 and 2009 Stock Plans, any vested stock options which are not exercised within three months of the individual’s termination date are forfeited, without any further action by the Company. As Administrator of the Company’s 1999 and 2009 Stock Plans, the Compensation Committee retains the right to waive or amend such forfeiture of any unvested RSU and/or stock option grants at its discretion.

Stock Ownership/Retention Guidelines

The Company has established guidelines related to stock ownership and retention for its executives and its outside directors. The guidelines require that each executive, including the named executive officers, who directly report to the CEO own at least 2,500 shares of Company common stock within one year of the assumption of an executive position and thereafter maintain such ownership status during the course of employment with the Company. Executives of the Company who are at the Vice President level but do not directly report to the CEO are required to own at least 1,250 shares of Company common within one year following the assumption of such position with the Company and thereafter maintain such ownership status during the course of employment. With regard to outside Directors of the Company, each Director is required to own at least 2,500 shares of Company common stock within one year following the date of election or appointment to the Board and thereafter maintain such ownership status during the terms of service as a Director of the Company. The Company has no other stock retention policies applicable to its employees, including the named executive officers and other executives, or directors. The Company adopted these policies in order to further align the interest of the executives and outside directors with the interests of stockholders, have a stake in the long-term financial future of the Company and to further promote the Company’s commitment to sound corporate governance while allowing them to prudently manage their personal financial affairs.

In assessing compliance with the foregoing guidelines, the Company takes into consideration only the ownership of common stock in the Company. To that end, RSUs and vested stock options do not qualify as shares for purposes of compliance with the Company’s stock ownership and retention guidelines.

The Company’s stock ownership and retention guidelines are reviewed annually by the Nominating and Governance Committee of the Company. At their last review on May 18, 2009, the Nominating and Governance Committee reviewed the compliance of the Company’s executives and directors with the terms of the policies. It was determined that all executives and directors who were with the Company and acting in their executive/director capacities for in excess of one year were in compliance with the ownership requirements. In the event that an individual were to not meet or drop below the requisite number of shares, the Company would inform the individual of the discrepancy and thereafter, such individual would be required to acquire sufficient shares to reach the threshold amount. Should such individual continue to not own the required number of shares, additional action, including possible removal from the executive/director role would be considered by the Board. At this May 2009 meeting, the Nominating and Governance Committee determined that the ownership and retention requirements continue to be fully appropriate and no changes were required at that time.

The Nominating and Governance Committee has scheduled its review of the Company’s stock ownership and retention guidelines for its May 2010 meeting and at this annual review will evaluate the appropriateness of the foregoing stock ownership levels for 2011 based in part on the trailing three-year weighted average of the Company’s stock price at the time of the evaluation, as well as, other considerations such as market conditions and comparable practices within the industry.

The Company has no other policies regarding stock ownership or retention and does not have a policy which addresses hedging of Company stock ownership by executives except for the Company’s policy relating to insider trading.

Adjustments or Recovery of Prior Compensation

The Company does not presently have any policies or practices that provide for the recovery or adjustment of amounts previously awarded or paid to a named executive officer in the event that financial results or other performance measures on which an award or payment were based were to be restated or adjusted. However, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the Sarbanes-Oxley Act of 2002 requires the CEO and Chief Financial Officer to disgorge (i) any bonus or other incentive-based or equity-based compensation received from the Company during the 12-month period following the first public issuance of the financial document embodying such financial reporting requirement; and (ii) any profits realized from the sale of Company stock during that 12-month period.

Impact of Regulatory Requirements

The Company’s equity grant policies have been impacted by the implementation of SFAS No. 123R, which was adopted on January 1, 2006 (now FASB ASC Topic 718). The Company has been generally required to value equity granted after the adoption this accounting pronouncement under the fair value method and expense those amounts in the income statement over the award’s vesting period. Because of the financial impact of this accounting pronouncement, the current intent of the Company is to limit the number of shares granted. The Committee believes that this strategy is best aligned with the Company’s stakeholder philosophy because it is intended to limit future earnings dilution resulting from the exercise of options while at the same time retains an equity component to compensation, which the Company believes is important to employee commitment.

The Company’s equity compensation program is stockholder approved and is structured to comply with Internal Revenue Code Section 162(m). Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Conclusion

In reviewing its compensation programs, the Company has concluded that each element of compensation as well as the total compensation delivered to its named executive officers as well as its other executives are reasonable, appropriate and in the best interests of the Company and its stockholders. This is due to the fact that the programs meet the Company’s goals of establishing a compensation package that attracts and retains a strong motivated leadership team, aligns the financial incentives of the executives with the interests of the stockholders, and rewards the achievement of specific annual, long-term and strategic goals by the Company. At the same time, the compensation package remains consistent with those offered by competitive companies within the industry. The Committee and the Board believe that the compensation programs established by the Company have enabled it to recruit and secure a talented and motivated leadership team by which the Company drives toward the ultimate objective of improving stockholder value.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Compensation section of this Proxy Statement with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align Rudolph Technologies, Inc.’s performance and the interests of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term. Accordingly, we have recommended to the Board of Directors that the CD&A be included as part of this proxy filing.

THE COMPENSATION COMMITTEE

Daniel H. Berry (Chairman)
Leo Berlinghieri
Aubrey C. Tobey

Summary Compensation Table

The table below sets forth information for the years ended December 31, 2009, 2008 and 2007 concerning the compensation of the Chief Executive Officer, the Chief Financial Officer, the other most highly compensated executive officers and the most highly compensated non-executive officer of the Company who were serving as such at December 31, 2009 (together, the “Named Executive Officers”):

			Stock	Option	Non-Equity	All Other
		Salary	Awards	Awards	Incentive Plan	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	Compensation ($)(2)	($)(3)	($)

Paul F. McLaughlin	2009	$555,864	$629,600	$770,010	—	$20,809	$1,976,283
Chairman and Chief	2008	$565,456	$438,000	—	$125,556	$22,064	$1,151,076
Executive Officer	2007	$532,980	$1,275,200	—	$40,541	$18,889	$1,867,610
Steven R. Roth	2009	$268,065	$137,725	$250,701	—	$15,016	$671,507
Senior Vice President, Finance and	2008	$272,370	$95,820	—	$47,984	$18,014	$434,188
Administration and Chief Financial Officer	2007	$257,465	$278,950	—	$13,013	$17,714	$567,142
Nathan H. Little	2009	$232,786	$157,400	$299,946	—	$15,229	$705,361
Executive Vice President and General	2008	$259,719	$109,500	—	$44,737	$18,564	$432,520
Manager of Inspection Business Unit	2007	$245,023	$318,800	—	$14,068	$18,708	$596,599
Michael P. Plisinski	2009	$242,413	$118,050	—	—	$5,252	$365,715
Vice President and General Manager of	2008	$247,188	$82,130	—	$21,544	$6,832	$357,694
Data, Analysis & Review Business Unit	2007	$233,192	$278,950	—	$13,303	$6,710	$532,155
D. Mayson Brooks	2009	$328,727	$78,700	—	—	$4,614	$412,041
Vice President, Global Sales	2008	$338,234	$54,750	—	—	$5,581	$398,565
	2007	$307,149	$159,400	—	—	$5,595	$472,144

(1)	Represents the grant date fair value for each share-based compensation award granted to the executive officer during the covered year, calculated in accordance with FASB ASC Topic 718 (formerly FAS 123R). The assumptions used in determining the grant date fair values of awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on March 5, 2010.

(2)	Represents performance bonus awards under the key executive cash bonus plan. In 2009, due to the global economic crisis, the key executive cash bonus plan was temporarily suspended. With respect to the 2008 amounts, the performance bonus awards were earned in 2008, but paid in 2009. With respect to the 2007 amounts, the performance bonus awards were earned in 2007, but paid in 2008.

(3)	The table below details the components of this column.

		Matching
		Contribution to					Total “All Other
Name	Year	401(k)	Insurance(a)	Perquisites			Compensation”

Paul F. McLaughlin	2009	$7,145	$864		$12,800	(b)	$20,809
Steven R. Roth	2009	$3,802	$864		$10,350	(c)	$15,016
Nathan H. Little	2009	$2,865	$864		$11,500	(d)	$15,229
Michael P. Plisinski	2009	$4,388	$864	$	—*		$5,252
D. Mayson Brooks	2009	$3,750	$864	$	—*		$4,614

*	Less than $10,000 of perquisites in the aggregate, and therefore, zero perquisites disclosed.

(a)	Insurance is defined as the premium associated with coverage under the group term life insurance and accidental death and dismemberment insurance plans provided by the Company to its employees. Coverage is equal to the lesser of two times salary or $450,000.

(b)	Perquisites include automobile allowance ($6,000), tax return preparation ($6,500), and reimbursement of executive airline club membership for the year ended December 31, 2009.

(c)	Perquisites include automobile allowance ($6,000), estimated tax return preparation fees ($4,000) and reimbursement of executive airline club membership for the year ended December 31, 2009.

(d)	Perquisites include automobile allowance ($6,000), estimated tax return preparation fees ($4,200), reimbursement of executive airline club membership and the amount paid by the Company for opting out of health insurance coverage for the year ended December 31, 2009.

Grants of Plan-Based Awards in 2009

The following table sets forth information with respect to plan-based restricted stock and option awards granted in 2009 to the Named Executive Officers.

			All Other Option
		All Other Stock	Awards: Number	Exercise or	Grant Date Fair
		Awards:	of Securities	Base Price of	Value of Stock
		Number of	Underlying	Option	and Option
		Shares or Units	Options	Awards	Awards
	Grant Date	(#)(1)	(#)(1)	($/Share)	($)

Paul F. McLaughlin
Performance-based	2/10/2009	80,000	—	—	$356,800	(2)
Time-based	2/10/2009	80,000	—	—	$272,800
Time-based	8/20/2009	—	172,000	$6.80	$770,010
Steven R. Roth
Performance-based	2/10/2009	17,500	—	—	$78,050	(2)
Time-based	2/10/2009	17,500	—	—	$59,675
Time-based	8/20/2009	—	56,000	$6.80	$250,701
Nathan H. Little
Performance-based	2/10/2009	20,000	—	—	$89,200	(2)
Time-based	2/10/2009	20,000	—	—	$68,200
Time-based	8/20/2009	—	67,000	$6.80	$299,946
Michael P. Plisinski
Performance-based	2/10/2009	15,000	—	—	$66,900	(2)
Time-based	2/10/2009	15,000	—	—	$51,150
D. Mayson Brooks
Performance-based	2/10/2009	10,000	—	—	$44,600	(2)
Time-based	2/10/2009	10,000	—	—	$34,100

(1)	These restricted stock units and stock option awards will vest 20% on each of the subsequent five anniversaries of their respective grant dates with the exception of Mr. McLaughlin’s awards whose vesting may accelerate due to terms of Mr. McLaughlin’s management agreement dated August 20, 2009. For additional information, see the employment agreements section of the “Compensation Discussion and Analysis.”

(2)	Grant date fair value is based on the date the Board of Directors determined the performance criteria which was May 19, 2009.

There were no non-equity and equity incentive plan awards with estimated future payouts for the year ended December 31, 2009.

Outstanding Equity Awards at 2009 Year-End

The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers at December 31, 2009.

		Option Awards(2)				Stock Awards
		Number of	Number of			Number of
		Securities	Securities			Shares or
		Underlying	Underlying			Units of
		Unexercised	Unexercised	Option		Stock That	Market Value of
		Options	Options	Exercise	Option	Have Not	Units of Stock That
		Excercisable	Unexercisable	Price	Expiration	Vested	Have Not Vested
Name	Grant Date(1)	(#)	(#)	($)	Date	(#)(3)	($)(4)

Paul F. McLaughlin(5)	1/26/2001	125,000	—	$40.13	1/25/2011
	10/19/2001	30,000	—	$23.40	10/18/2011
	10/18/2002	35,000	—	$14.62	10/17/2012
	1/29/2003	150,000	—	$16.41	1/28/2013
	1/29/2004	75,000	—	$26.20	1/28/2014
	1/27/2005					10,000	$67,200
	2/16/2006					14,000	$94,080
	2/1/2007					48,000	$322,560
	5/27/2008					35,040	$235,469
	2/10/2009					160,000	$1,075,200
	8/20/2009		172,000	$6.80	8/19/2019
Steven R. Roth	1/26/2001	50,000	—	$40.13	1/25/2011
	10/19/2001	15,000	—	$23.40	10/18/2011
	10/18/2002	10,000	—	$14.62	10/17/2012
	1/29/2003	45,000	—	$16.41	1/28/2013
	1/29/2004	25,000	—	$26.20	1/28/2014
	1/27/2005					2,900	$19,488
	2/16/2006					3,200	$21,504
	2/1/2007					10,500	$70,560
	5/27/2008					7,665	$51,509
	2/10/2009					35,000	$235,200
	8/20/2009		56,000	$6.80	8/19/2019
Nathan H. Little	5/22/2001	25,000	—	$50.30	5/21/2011
	10/19/2001	15,000	—	$23.40	10/18/2011
	1/29/2003	75,000	—	$16.41	1/28/2013
	1/29/2004	35,000	—	$26.20	1/28/2014
	1/27/2005					4,100	$27,552
	2/16/2006					4,000	$26,880
	2/1/2007					12,000	$80,640
	5/27/2008					8,760	$58,867
	2/10/2009					40,000	$268,800
	8/20/2009		67,000	$6.80	8/19/2019
Michael P. Plisinski(6)	7/3/2003	30,500	—	$9.32	8/1/2010
	2/6/2004	1,324	—	$24.20	2/6/2014
	10/22/2004	921	—	$10.00	10/22/2014
	12/30/2004	7,624	—	$13.62	12/30/2014
	3/7/2005	2,329	—	$15.87	3/7/2015
	4/29/2005	26,687		$15.48	4/29/2015
	7/21/2005	735	—	$16.71	7/21/2015
	1/25/2006	9,532	2,382	$14.81	1/25/2016
	5/23/2006					4,000	$26,880
	2/1/2007					10,500	$70,560
	5/27/2008					6,570	$44,150
	2/10/2009					30,000	$201,600
D. Mayson Brooks(7)	2/6/2004	4,766	—	$24.20	2/6/2014
	4/30/2004	1,467	—	$17.19	4/30/2014
	3/7/2005	1,926		$15.87	3/7/2015
	7/21/2005	377	—	$16.71	7/21/2015
	1/25/2006	5,406	2,702	$14.81	1/25/2016
	5/23/2006					2,000	$13,440
	2/1/2007					6,000	$40,320
	5/27/2008					4,380	$29,434
	2/10/2009					20,000	$134,400

(1)	For better understanding of this table, we have included an additional column showing the grant date of stock options and restricted stock units.

(2)	Stock options became exercisable in accordance with the vesting schedule below with the exception of Mr. McLaughlin’s August 20, 2009 grant (see explanation at note 5 below):

Grant Date	Vesting

1/26/2001 — 1/29/2003	1/5 on the first anniversary of the grant date with 1/60 monthly thereafter and vesting accelerated on 4/15/05
7/3/2003	1/5 per year on the anniversary of the grant date and vesting accelerated on 2/15/06
1/29/2004	1/5 on the first anniversary of the grant date with 1/60 monthly thereafter and vesting accelerated on 4/15/05
2/6/2004 — 4/30/2004	Full vesting at grant date
10/22/2004	Full vesting at 120 days
12/30/2004	1/3 at grant date and in years 2 and 3
3/7/2005	Full vesting at grant date
4/29/2005	1/3 at grant date and in years 2 and 3
7/21/2005	Full vesting at grant date
1/25/2006	1/5 at grant date and in years 2, 3, 4 and 5
8/20/2009	1/5 per year on the anniversary of the grant date

(3)	Restricted stock units vest in accordance with the schedule below with the exception of Mr. McLaughlin’s May 27, 2008 and February 10, 2009 grants (see explanation at note 5 below):

Grant Date	Vesting

1/27/2005 — 2/1/2007	1/5 per year on the anniversary of the grant date
5/27/2008	1/5 on January 31, 2009 and 1/5 per year on the anniversary of that vest date
2/10/2009	1/5 per year on the anniversary of the grant date

(4)	Based on the Company’s common stock closing price of $6.72 on December 31, 2009.

(5)	Per Mr. McLaughlin’s management agreement, signed August 20, 2009, if Mr. McLaughlin remains employed by the Company through June 30, 2012 all unvested stock option, restricted stock units and other awards granted in accordance with the Company’s share-based compensation plans shall fully vest.

(6)	Mr. Plisinski’s outstanding stock options were assumed through the merger of the Company with August Technology on February 15, 2006.

(7)	Mr. Brooks’ outstanding stock options were assumed through the merger of the Company with August Technology on February 15, 2006.

Option Exercises and Stock Vested in 2009

The following table sets forth information with respect to the exercise of stock options and vesting of restricted stock by the Named Executive Officers during the year ended December 31, 2009:

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)(1)

Paul F. McLaughlin	—	$—	41,760	$126,876
Steven R. Roth	—	$—	9,917	$30,334
Nathan H. Little	—	$—	12,290	$37,842
Michael P. Plisinski	—	$—	7,143	$22,852
D. Mayson Brooks	—	$—	4,095	$12,897

(1)	Value realized represents fair market value of the shares at time of vesting.

The Company does not have a pension program nor does it offer non-qualified deferred compensation.

Potential Payments Upon Termination of Employment or Change-in-Control

This section (including the following tables) summarizes each Named Executive Officer’s estimated payments and other benefits that would be received by the NEO or his estate if his employment had terminated on December 31, 2009, under the circumstances set forth below.

Mr. McLaughlin

Mr. McLaughlin’s management agreement provides for the following:

•	In the event Mr. McLaughlin’s employment is terminated as a result of his death or “Disability”[1], Mr. McLaughlin or his estate shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date;

•	Payment of Mr. McLaughlin’s bonus as was paid for the most recent completed bonus period; and

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards which shall be exercisable within the shorter of: i) three (3) years from the termination date; or ii) the remaining term of the exercise life of the respective award as of the termination date.

•	In the event Mr. McLaughlin’s employment is terminated without “Cause”[2] or Mr. McLaughlin terminates his employment for “Good Reason”[3], Mr. McLaughlin shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date;

•	Payment for a period of two (2) years of Mr. McLaughlin’s:

•	Then-current base salary; and

•	Bonus as was paid for the most recent completed bonus period;

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards which shall be exercisable within the shorter of: i) three (3) years from the termination date; or ii) the remaining term of the exercise life of the respective award as of the termination date.

1 “Disability” for Mr. McLaughlin and Mr. Roth is defined as the executive, as determined by the Board in its good faith judgment, being unable to perform, by reason of physical or mental incapacity, his duties or obligations, for a period of ninety (90) consecutive days or a total period of one hundred twenty (120) days in any three hundred sixty-five (365) day period.
2 “Cause” for Mr. McLaughlin and Mr. Roth is defined as the determination by the Board, in the exercise of its good faith judgment, that the executive: (i) has committed a fraud, felony or other serious act of moral turpitude; (ii) has breached his duty of loyalty to the Company or its subsidiaries; or (iii) has committed a material breach of his Management Agreement that is not cured.
3 “Good Reason” for Mr. McLaughlin and Mr. Roth is defined as: i) a material diminution of duties and responsibilities of executive as an employee of the Company, ii) the relocation of executive outside of the Flanders, New Jersey area, iii) any requirement by the Company that executive make a material misstatement or omission in any financial report or governmental filing, iv) a material breach of the Management Agreement by the Company or its subsidiaries in the absence of a material breach by the executive or v) executive is not offered a management agreement with comparable terms to the present Agreement specifically including exchange of stock options, compensation, management duties and responsibilities, and geographical location.

•	If, within one (1) year following the occurrence of a “Change of Control”[4], Mr. McLaughlin’s employment is terminated for any reason other than for Cause or Mr. McLaughlin terminates his employment for Good Reason, Mr. McLaughlin shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date;

•	Payment for a period of two (2) years of Mr. McLaughlin’s:

•	Then-current base salary; and

•	Bonus as was paid for the most recent completed bonus period;

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards;

•	Entitlement to exercise stock options within the shorter of: i) three (3) years from the termination date; or ii) the remaining term of the exercise life of the respective stock option as of the termination date; and

•	Maintenance of Mr. McLaughlin’s and his dependent’s health care benefit coverage to the same extent provided for by and with the same Company/Executive payment contribution percentages under Company’s group plans at the time of termination. Such coverage shall extend for a term of one (1) year from the Termination Date unless Executive becomes covered as an insured under another employer’s or spousal health care plan.

4 “Change of Control” for Mr. McLaughlin and Mr. Roth is defined as:

  i.   Any individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof (“Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (“Beneficial Owner”), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

  ii.   During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(a)(i), 2(a)(iii) or 2(a)(iv) of the Corporate Bylaws) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board; or

  iii.   The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger of consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

  iv.   The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

  v.   Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, whether or not the Company is then subject to such reporting requirement.

•	As part of his Employment Agreement, Mr. McLaughlin is subject to non-competition and non-solicitation restrictions. During the term of the Agreement and for a period of two (2) years following his resignation or termination for any reason, Mr. McLaughlin may not:

•	Directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in (including by himself or in association with any person, firm, corporate or other business organization or through an entity), any business engaged in the businesses in which the Company and its subsidiaries is engaged or then proposes to engage within any geographical area in which the Company or its subsidiaries engages in business. Nothing prohibits executive from being a passive owner or not more that 5% of the outstanding stock of any class of a corporation which is publicly traded, or any other passive minority investment in any investment fund, limited partnership or similar entity whether or not publicly traded, and so long as executive has no active participation in the business of such entity; or

•	Directly or indirectly through another entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, including without limitation, inducing or attempting to induce any employee, group of employees or any other person or persons to interfere with the business or operations of the Company, (ii) hire any person who was an employee of the Company at any time during executive’s employment period, or (iii) induce or attempt to induce, whether directly or indirectly, any customer, supplier, distributor, franchisee. licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company.

Mr. Roth

Mr. Roth’s management agreement provides for the following:

•	In the event Mr. Roth’s employment is terminated as a result of his death or Disability[1], Mr. Roth or his estate shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date;

•	Payment of Mr. Roth’s bonus as was paid for the most recent completed bonus period; and

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards which shall be exercisable within the shorter of: i) three (3) years from the termination date; or ii) the remaining term of the exercise life of the respective award as of the termination date.

•	In the event Mr. Roth’s employment is terminated without Cause[2] or Mr. Roth terminates his employment for Good Reason[3], Mr. Roth shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date;

•	Payment for a period of one (1) year of Mr. Roth’s:

•	Then-current base salary; and

•	Bonus as was paid for the most recent completed bonus period;

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards which shall be exercisable within the shorter of: i) three (3) years from the termination date; or ii) the remaining term of the exercise life of the respective award as of the termination date.

•	If, within one (1) year following the occurrence of a Change of Control[4], Mr. Roth’s employment is terminated for any reason other than for Cause or Mr. Roth terminates his employment for Good Reason, Mr. Roth shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date;

•	Payment for a period of one (1) year of Mr. Roth’s:

•	Then-current base salary; and

•	Bonus as was paid for the most recent completed bonus period;

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards;

•	Entitlement to exercise stock options within the shorter of: i) three (3) years from the termination date; or ii) the remaining term of the exercise life of the respective stock option as of the termination date; and

•	Maintenance of Mr. Roth’s and his dependent’s health care benefit coverage to the same extent provided for by and with the same Company/Executive payment contribution percentages under Company’s group plans at the time of termination. Such coverage shall extend for a term of one (1) year from the Termination Date unless Executive becomes covered as an insured under another employer’s or spousal health care plan.

•	As part of his Employment Agreement, Mr. Roth is subject to non-competition and non-solicitation restrictions. During the term of the Agreement and for a period of one (1) year following his resignation or termination for any reason, Mr. Roth may not:

•	Directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in (including by himself or in association with any person, firm, corporate or other business organization or through an entity), any business engaged in the businesses in which the Company and its subsidiaries is engaged or then proposes to engage within any geographical area in which the Company or its subsidiaries engages in business. Nothing prohibits executive from being a passive owner or not more that 5% of the outstanding stock of any class of a corporation which is publicly traded, or any other passive minority investment in any investment fund, limited partnership or similar entity whether or not publicly traded, and so long as executive has no active participation in the business of such entity; or

•	Directly or indirectly through another entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, including without limitation, inducing or attempting to induce any employee, group of employees or any other person or persons to interfere with the business or operations of the Company, (ii) hire any person who was an employee of the Company at any time during executive’s employment period, or (iii) induce or attempt to induce, whether directly or indirectly, any customer, supplier, distributor, franchisee. licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company.

Mr. Little

Mr. Little’s executive change of control agreement provides for the following:

•	In the event Mr. Little’s employment is terminated as a result of his death or “Disability”[5], Mr. Little or his estate shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date; and

5 “Disability” for Mr. Little is defined as the executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards which shall be exercisable within the shorter of: i) three years from the termination date; or ii) the remaining term of the exercise life of the respective award as of the termination date.

•	If, within one (1) year following the occurrence of a “Change of Control”[6], Mr. Little’s employment is terminated for any reason other than for “Good Cause”[7] or Mr. Little terminates his employment for “Good Reason”[8], Mr. Little shall be entitled to:

•	Payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date;

6 “Change of Control” for Mr. Little is defined as:

  i.   A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, that, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of Company will not be considered a Change in Control; or

  ii.   A change in the effective control of Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election provided, that if any Person is considered to be in effective control of Company, the acquisition of additional control of Company by the same Person is not be considered a Change in Control; or

  iii.   A change in the ownership of a substantial portion of Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of Company immediately prior to such acquisition or acquisitions; provided, however, the following do not constitute a change in the ownership of a substantial portion of Company’s assets:

      1.   a transfer to an entity that is controlled by Company’s stockholders immediately after the transfer; or

      2. a transfer of assets by Company to: i) a stockholder of Company (immediately before the asset transfer) in exchange for or with respect to Company’s stock; ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by Company; iii) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of Company; or iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person.

          For purposes of this definition, gross fair market value means the value of the assets of Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Additionally, for purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Company.
7 “Good Cause” for Mr. Little is defined as: i) performance of any act or failure to perform any act in bad faith and to the detriment of Company; ii) dishonesty, moral turpitude, material breach of any agreement with Company, or intentional misconduct; or iii) commission of a crime involving dishonesty, breach of trust, physical or emotional harm to any person.
8 “Good Reason” for Mr. Little is defined as: i) a significant reduction by Company in Executive’s annual base salary; ii) the failure of Company to obtain an agreement from any successor to Company, or purchaser of all or substantially all of Company’s assets, to assume this Agreement iii) the assignment of Executive to duties which reflect a material adverse change in authority, responsibility or status with Company or any successor; or iv) Company requiring Executive to reside or be based at a location fifty (50) miles or more from the location where Executive was based immediately prior to the Change in Control.

•	Payment of Mr. Little’s then-current base salary for a period of twelve (12) months;

•	Accelerated vesting of all unvested stock options, restricted stock units or other equity awards;

•	Entitlement to exercise stock options within the shorter of: i) three (3) years from the termination date; or ii) the remaining term of the exercise life of the respective stock option as of the termination date; and

•	Maintenance of Mr. Little’s and his dependent’s health care benefit coverage to the same extent provided for by and with the same Company/Executive payment contribution percentages under Company’s group plans at the time of termination. Such coverage shall extend for a term of one (1) year from the Termination Date unless Executive becomes covered as an insured under another employer’s or spousal health care plan.

•	Upon the hiring of Mr. Little, the Company agreed to include a severance stipulation as part of his respective employment package. It was agreed that in the event of his termination without cause, he would receive severance in the amount of six (6) months of his base salary. This stipulation was agreed to as an additional incentive negotiated by Mr. Little and the Company prior to commencing his employment.

•	As part of a separate Agreement with the Company, Mr. Little is subject to non-competition and non-solicitation restrictions. During the term of the Agreement and for a period of one (1) year following his resignation or termination for any reason, Mr. Little may not:

•	Induce or influence, or attempt to induce or influence any person engaged as an employee, consultant or agent of the Company to terminate his/her relationship with the Company;

•	Directly or indirectly, solicit, attempt to solicit, assist another to solicit customers of the Company, or in any other way, attempt to influence customers of the Company that were known to executive by virtue of his employment or with whom executive worked with while a Company employee to alter or terminate their business relationship with the Company;

•	Directly or indirectly, whether as sole proprietor, partner, silent partner, venturer, stockholder, director, officer, consultant or employee or agent, engage or participate in any employment or activity which:

•	involves the sale, distribution, design and/or manufacturing of instruments for use in the semiconductor manufacturing industry or is otherwise competitive with the Company’s business within the United States; or

•	may cause him to use or disclose, either intentionally or inadvertently, the Company’s confidential information

Mr. Plisinski and Mr. Brooks

Mr. Plisinski’s and Mr. Brooks employment agreements each provide for the following:

•	In the event of any termination of Mr. Plisinski’s or Mr. Brooks’ employment, the executive shall be entitled to payment of all base salary due and owing through the termination date including an amount equal to all earned but unused vacation hours through the termination date.

•	In the event Mr. Plisinski’s or Mr. Brooks’ employment is terminated without “Cause”[9], the executive shall be entitled to:

•	Payment of the executive’s then-current base salary for a period of twelve (12) months; and

•	Payment by Company for a period of twelve (12) months of amounts due under COBRA for continuation of Company’s group health and other group benefits, if so elected to continue by the executive.

9 “Cause” for Mr. Plisinski and Mr. Brooks is defined as: i) material failure or neglect, or refusal to perform, the duties and responsibilities of his position and/or the reasonable direction of the Board of Directors; ii) commission of any willful, intentional or negligent act that has the effect of injuring the reputation, business or performance of the Company; iii) conviction of a crime, or commission of any act involving moral turpitude; or iv) any material default or nonperformance of the confidentiality, non-competition, work product and invention, copyright or return of property terms of the Agreement.

•	If, within eighteen (18) months following the occurrence of a “Change in Control”[10], Mr. Plisinski’s or Mr. Brooks’ employment is terminated for any reason other than for “Good Cause”[11] or Mr. Plisinski or Mr. Brooks terminates his employment for “Good Reason”[12], the executive shall be entitled to:

•	Payment of the executive’s then-current base salary for a period of eighteen (18) months; and

10 “Change in Control” for Mr. Plisinski and Mr. Brooks is defined as:

  i.   A merger or consolidation to which the Company is a party, an acquisition by the Company involving the issuance of the Company’s securities as consideration for the acquired business, or any combination of fully closed and completed mergers, consolidations or acquisitions during any consecutive twenty-four (24) month period, if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger, consolidation, or acquisition (or prior to the effective date of the first of a combination of such transactions) have, immediately following the effective date of such merger, consolidation or acquisition (or following the effective date of the last of a combination of such transactions), beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation for the election of directors of the surviving corporation;

  ii.   The acquisition of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company by any person or entity or by a group of associated persons or entities acting in concert in one or a series of transactions, which causes the aggregate beneficial ownership of such person, entity or group to equal or exceed twenty percent (20%) or more of the total combined voting power of all classes of the Company’s then issued and outstanding securities;

  iii.   The sale of the properties and assets of the Company substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

  iv.   The stockholders of the Company approve any plan or proposal for the liquidation of the Company;

  v.   A change in the composition of the Board of the Company at any time during any consecutive twenty-four (24) month period such that the “Continuity Directors” no longer constitute at least a seventy percent (70%) majority of the Board. For purposes of this event, “Continuity Directors” means (i) those members of the Board who were directors at the beginning of such consecutive twenty-four (24) month period or at the date of this Agreement if this Agreement was entered into less than twenty-four (24) months prior to the change in composition of the Board; and (ii) any new director whose election to the Board of Directors or nominations for election to the Board of Directors was approved by a vote of at least two-thirds (2/3) of the directors identified in the immediately preceding clause (i); or

  vi.   The Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to an event described in Paragraph (i), (ii), (iii), (iv), or (v) that ultimately results in such a Change of Control, or a tender or exchange offer or proxy contest is commenced that ultimately results in an event described in Paragraph (ii) or (v).
11  “Good Cause” for Mr. Plisinski and Mr. Brooks is defined as: i) a felony involving moral turpitude under either federal law or the law of the State of Minnesota; (ii) willful failure to fulfill his employment duties with the Company; provided, however, that for purposes of this clause (c), an act or failure to act shall not be “willful” unless it is done, or omitted to be done, in bad faith and without any reasonable belief that the executive’s action or omission were in the best interests of the Company.
12 “Good Reason” for Mr. Plisinski and Mr. Brooks is defined as: i) a material change in reporting responsibilities, titles or offices, or any removal of executive from or any failure to re-elect executive to any of such positions, which has the effect of materially diminishing executive’s responsibility or authority; ii) a reduction by the Company in executive’s base salary (as increased from time to time); iii) a requirement imposed by the Company that results in executive being based at a location that is outside of a twenty-five (25) mile radius of executive’s prior job location; iv) without the adoption of a replacement plan, program or arrangement that provides benefits that are equal to or greater than those benefits that are discontinued or adversely affected including: (a) a failure by the Company to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, stock purchase, stock option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement, in which executive is or has been participating; or (b) the taking of any action by the Company that would adversely affect executive’s participation or materially reduce executive’s benefits under any of such plans, programs or arrangements; (v) any action by the Company that would materially adversely affect the physical conditions in or under which executive performs his employment duties; or (vi) any material breach by the Company of the Employment Agreement between executive and the Company.

•	Payment by Company for a period of eighteen (18) months of amounts due under COBRA for continuation of Company’s group health and other group benefits, if so elected to continue by the executive.

•	Accelerated vesting of all unvested stock options.

•	As part of their Employment Agreements, Mr. Plisinski and Mr. Brooks are subject to non-solicitation restrictions. During the term of the Agreement and for a period of one (1) year following their respective resignation or termination for any reason, neither Mr. Plisinski nor Mr. Brooks may:

•	Directly or indirectly solicit, on executive’s own behalf, or on behalf of another, any of the Company’s or any subsidiary’s customers or potential customers with whom executive or executive’s supervisees had contact, either directly or indirectly, within the twelve months immediately preceding executive’s resignation or termination of employment, for the purpose of providing, selling, or attempting to sell any products or services competing with those provided or sold by the Company or any subsidiary, or clearly contemplated thereby due to research, development, engineering, applications, licensing, or other like projects in process, at the time of resignation or termination; or

•	Hire or attempt to hire, or influence or solicit, or attempt to influence or solicit, either directly or indirectly, any employee of the Company or any subsidiary to leave or terminate his/her or her employment, or to work for any other person or entity.

Potential Payments Upon Termination or Change-in-Control — Mr. McLaughlin

	Cash Severance			Value of
			Management	Accelerated	Benefits
Termination Circumstance	Base Salary		Incentive Bonus	Unvested Equity	Continuation

Involuntary Without Cause Termination	$1,111,728		$251,112	$1,794,509	$—
	(2X salary	)
Executive Resignation for good reason	$1,111,728		$251,112	$1,794,509	$—
	(2X salary	)
Death	$—		$125,556	$1,794,509	$—
Disability	$—		$125,556	$1,794,509	$—
Retirement	$—		$—	$—	$—
Within 12 Months following Sale or Change of Control:
Termination By Company Without Cause	$1,111,728		$251,112	$1,794,509	$9,094
	(2X salary	)
Termination By Executive With Good Reason	$1,111,728		$251,112	$1,794,509	$9,094
	(2X salary	)

Potential Payments Upon Termination or Change-in-Control — Mr. Roth

	Cash Severance			Value of
			Management	Accelerated	Benefits
Termination Circumstance	Base Salary		Incentive Bonus	Unvested Equity	Continuation

Involuntary Without Cause Termination	$268,065		$47,983	$398,261	$—
	(1X salary	)
Executive Resignation for good reason	$268,065		$47,983	$398,261	$—
	(1X salary	)
Death	$—		$47,983	$398,261	$—
Disability	$—		$47,983	$398,261	$—
Retirement	$—		$—	$—	$—
Within 12 Months following Sale or Change of Control:
Termination By Company Without Cause	$268,065		$47,983	$398,261	$12,833
	(1X salary	)
Termination By Executive With Good Reason	$268,065		$47,983	$398,261	$12,833
	(1X salary	)

Potential Payments Upon Termination or Change-in-Control — Mr. Little

	Cash Severance			Value of
			Management	Accelerated	Benefits
Termination Circumstance	Base Salary		Incentive Bonus	Unvested Equity	Continuation

Involuntary Without Cause Termination	$125,450		$—	$—	$—
	(6 months salary	)
Executive Resignation for good reason	$125,450		$—	$—	$—
	(6 months salary	)
Death	$—		$—	$462,739	$—
Disability	$—		$—	$462,739	$—
Retirement	$—		$—	$—	$—
Within 12 Months following Sale or Change of Control:
Termination By Company Without Cause	$250,900		$—	$462,739	$—
	(1X salary	)
Termination By Executive With Good Reason	$250,900		$—	$462,739	$—
	(1X salary	)

Potential Payments Upon Termination or Change-in-Control — Mr. Brooks

	Cash Severance			Value of
			Management	Accelerated	Benefits
Termination Circumstance	Base Salary		Incentive Bonus	Unvested Equity	Continuation

Involuntary/Voluntary With/Without Cause Termination	$247,538		$—	$—	$12,833
	(1X salary	)
Death	$247,538		$—	$—	$12,833
Disability	$247,538		$—	$—	$12,833
Retirement	$247,538		$—	$—	$12,833
Within 18 Months following Sale or Change of Control:
Termination By Company With/Without Cause	$371,307		$—	$217,594	$12,833
	(1.5X salary	)
Termination By Executive With Good Reason	$371,307		$—	$217,594	$12,833
	(1.5X salary	)

Potential Payments Upon Termination or Change-in-Control — Mr. Plisinski

	Cash Severance			Value of
			Management	Accelerated	Benefits
Termination Circumstance	Base Salary		Incentive Bonus	Unvested Equity	Continuation

Involuntary/Voluntary With/Without Cause Termination	$242,413		$—	$—	$12,833
	(1X salary	)
Death	$242,413		$—	$—	$12,833
Disability	$242,413		$—	$—	$12,833
Retirement	$242,413		$—	$—	$12,833
Within 18 Months following Sale or Change of Control:
Termination By Company With/Without Cause	$363,619		$—	$343,190	$12,833
	(1.5X salary	)
Termination By Executive With Good Reason	$363,619		$—	$343,190	$12,833
	(1.5X salary	)

Executive Officers

Set forth below is certain information regarding the executive officers of the Company and their ages as of March 31, 2010. Information relating to Paul F. McLaughlin is set forth above under the caption “PROPOSAL 1 — ELECTION OF DIRECTORS — Nominees.”

Nathan H. Little, age 58, has served as the Company’s Executive Vice President and General Manager, Inspection Business Unit since February 2006. From July 2004 to February 2006, Mr. Little served as Executive Vice President responsible for global sales, marketing and new business development. From January 2003 to July 2004, Mr. Little served as the Company’s Senior Vice President of Operations responsible for engineering and manufacturing. Mr. Little has been a Vice President since he joined the Company in May 2001. From 1986 through 2001, Mr. Little held various positions with Philips Electronics where he last served as Vice President, NPR Purchasing for Philips Electronics North America. Mr. Little received a B.S. in

Mechanical Engineering from Northwestern University, an M.S. in Mechanical Engineering from the University of Minnesota and an M.B.A. from Harvard University Graduate School of Business.

Steven R. Roth, age 49, has served as the Company’s Senior Vice President, Finance and Administration and Chief Financial Officer since February 2002. From September 1996 to February 2002, Mr. Roth served as the Company’s Vice President, Finance and Administration and Chief Financial Officer. From August 1991 to August 1996, Mr. Roth served as a Director of Corporate Finance for Bell Communications Research, now called Telcordia, a research and development company serving the telecommunications industry. Mr. Roth is a C.P.A. and holds a B.S. in Accounting from Villanova University.

D. Mayson Brooks, age 51, has served as the Company’s Vice President of Global Sales since December 2006 and prior to that as the Company’s Vice President of Global Sales, Inspection from February 2006 when the Company merged with August Technology Corporation to December 2006. From July 1999 to February 2006, Mr. Brooks served in various Vice President positions in the areas of sales, marketing and field operations for August Technology. Mr. Brooks holds a B.S. in Engineering from the United States Naval Academy and an M.B.A. from the University of North Carolina.

Scott Danciak, age 40, has served as the Company’s Vice President of Engineering for the Inspection Business Unit since June 2006. From March 2005 to June 2006, Mr. Danciak served as the Company’s Director of Thin Film Development and from September 2004 to March 2005 he served as the Senior Manager for Thin Film Development. From September 2003 to September 2004, Mr. Danciak served as the Company’s Manager of Hardware Engineering. Prior to that, he served the Company in various engineering management and staff positions since 1997. Mr. Danciak holds a B.S. in Electrical Engineering from Johns Hopkins University.

Robert DiCrosta, age 62, has served as the Company’s Vice President of Global Customer Support since February 2002. From July 2000 to February 2002, Mr. DiCrosta served as the Director of Global Customer Support. Prior to that, he served in various positions in Customer Support and Finance with other high tech equipment manufacturers. Mr. DiCrosta received a B.S. in Marketing from the University of Bridgeport and an M.B.A. in Finance and International Finance from New York University.

Robert A. Koch, age 48, has served as the Company’s Vice President and General Counsel since May 2003. From April 1986 to May 2003, Mr. Koch was employed by Howmedica Osteonics Corp., the orthopaedic implant subsidiary of Stryker Corporation, where he was their in-house counsel for 12 years and last served as their Director of Legal Affairs. Mr. Koch holds a B.S. in Chemical Engineering and an M.S. in Biomedical Engineering, both from Rutgers University. Mr. Koch earned his J.D. from Rutgers School of Law — Newark in 1991 and is admitted to practice in New Jersey and New York.

John R. Kurdock, age 65, has served as the Company’s Vice President and General Manager, Metrology Business Unit since July 2007. From November 2006 to July 2007, Mr. Kurdock served as the Company’s Assistant General Manager and Vice President, Metrology Business Unit and prior to that as the Company’s Vice President of Manufacturing, Metrology from February 2006 to November 2006. Mr. Kurdock joined the Company as Vice President of Manufacturing in January 2005. From June 2003 to January 2005, Mr. Kurdock was an independent consultant specializing in the semiconductor capital equipment industry. From January 1997 to June 2003, Mr. Kurdock was the Vice President of Operations for Electro Scientific Industries, a semiconductor capital equipment manufacturer. Mr. Kurdock holds a B.S. in Mechanical Engineering from Carnegie Mellon University.

Ardelle R. Johnson, age 54, has served as the Company’s Vice President of Corporate Marketing since February 2006 when the Company merged with August Technology Corporation. From August 2003 to February 2006, Mr. Johnson served as Vice President of Marketing for August Technology. From June 1980 to April 2003, Mr. Johnson was employed by FSI International Inc., a semiconductor capital equipment company, serving most recently as Vice President of Sales and Marketing. He holds a B.S. in Chemistry from the University of Minnesota and an M.S. from the University of Wisconsin.

Christopher J. Morath, age 41, has served as the Company’s Vice President of Operations, Metrology Business Unit, since August 2007. From November 2006 to August 2007, Mr. Morath served as the

Company’s Director of Manufacturing Operations, Metrology Business Unit. From January 2004 to November 2006, Mr. Morath served as the Company’s Director of Marketing and prior to that served for three years as Director of Product Development in Engineering. Mr. Morath received a B.A. in Physics from Boston University, an M.S. and Ph.D. in Condensed Matter Physics from Brown University, and an M.B.A. from the Wharton School of the University of Pennsylvania.

Jeffrey T. Nelson, age 54, has served as the Company’s Vice President of Manufacturing, Inspection since February 2006 when the Company merged with August Technology Corporation. From August 2004 to February 2006, Mr. Nelson served as August Technology’s Vice President of Manufacturing. From September 1998 to March 2004, he served as Director of Manufacturing at Elkay Corp, a supplier of sinks, plumbing and cabinetry to retailers. Mr. Nelson received a B.S. in Business Administration from the University of Minnesota.

Michael P. Plisinski, age 40, has served as the Company’s Vice President and General Manager, Data Analysis and Review Business Unit since February 2006 when the Company merged with August Technology Corporation. From February 2004 to February 2006, he was August Technology’s Vice President of Engineering and its Director of Strategic Marketing for review and analysis products from July 2003 to February 2004. Mr. Plisinski joined August Technology as part of the acquisition of Counterpoint Solutions, a semiconductor review and analysis company, where he was both President and sole founder from June 1999 to July 2003. Mr. Plisinski has a B.S. in Computer Science from the University of Massachusetts.

Rajiv Roy, age 51, has served as the Vice President of Business Development and Director of Back-End Product Management since June 2008. From February 2006 to June 2008, Mr. Roy served as the Company’s Director of Marketing. Prior to the Company’s merger with August Technology in February 2006, Mr. Roy served as the Director of Strategic Marketing for August Technology from April 2003 to February 2006. Mr. Roy joined August Technology as part of the acquisition of Semiconductor Technologies and Instruments, Inc., a supplier to the semiconductor industry, where he was President from August 2000 to March 2003. Mr. Roy has a Bachelor of Technology in Electrical Engineering from Indian Institute of Technology, Kanpur, and from the University of Texas at Dallas, an M.S. in Math Sciences and a M.A. in Marketing.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Daniel H. Berry, Leo Berlinghieri and Aubrey C. Tobey, none of whom has interlocking relationships as defined by the SEC.

SECURITY OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of March 31, 2010 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company’s directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Number of Shares(1)	Percentage(2)

FMR LLC(3)	3,838,877	12.3%
82 Devonshire Street Boston, MA 02109
Artisan Investment Corporation(4)	3,496,300	11.2%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
BlackRock, Inc.(5)	2,590,728	8.3%
40 East 52nd Street New York, NY 10022
Dimensional Fund Advisors LP(6)	2,356,805	7.6%
1299 Ocean Avenue Santa Monica, CA 90401
Paul F. McLaughlin	719,377	2.3%
Steven R. Roth	193,234	*
Nathan H. Little	182,594	*
Michael P. Plisinski	181,005	*
D. Mayson Brooks	26,032	*
Leo Berlinghieri	2,500	*
Daniel H. Berry(7)	591,767	1.9%
c/o Riverside Partners LLC One Exeter Plaza Boston, MA 02116
Thomas G. Greig(8)	481,590	1.5%
c/o Liberty Capital Partners, Inc. 1370 Avenue of the Americas New York, NY 10019
Richard F. Spanier(9)	87,450	*
Aubrey C. Tobey	29,300	*
John R. Whitten	23,600	*
All directors and executive officers as a group (nineteen persons)(10)	2,876,824	8.9%

*	Less than 1%.

(1)	Includes the number of shares subject to options which are exercisable and restricted stock units vesting within 60 days of March 31, 2010 by the following persons: Mr. McLaughlin, (415,000 shares), Mr. Roth (145,000 shares), Mr. Little (150,000 shares), Mr. Plisinski (82,034 shares), Mr. Brooks (16,644), Mr. Berry (15,000 shares), Mr. Greig (15,000 shares), Mr. Spanier (15,000 shares), Mr. Tobey (15,000 shares) and all directors and executive officers as a group (1,143,452 shares).

(2)	Applicable percentage ownership is based on 31,172,817 shares of Common Stock outstanding as of March 31, 2010. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes shares as to which a person holds sole or shared voting or investment power.

Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days of March 31, 2010 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted the address for the stockholders named in this table is c/o Rudolph Technologies, Inc., One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836.

(3)	Information provided herein is based on the Schedule 13G/A that was filed on February 16, 2010 by FMR LLC.

(4)	Information provided herein is based on the Schedule 13G/A that was filed on February 11, 2010 by Artisan Partners Holdings LP Artisan Partners Limited Partnership, Artisan Investment Corporation, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc.

(5)	Information provided herein is based on the Schedule 13G that was filed on January 29, 2010 by BlackRock, Inc.

(6)	Information provided herein is based on the Schedule 13G/A that was filed on February 8, 2010 by Dimensional Fund Advisors LP.

(7)	The number of shares of Common Stock beneficially owned by Mr. Berry includes indirect beneficial ownership in 552,667 shares of Rudolph Technologies Common Stock held by the Riverside Fund II, LP, an affiliate of Riverside Partners, LLC. Mr. Berry is an Operating Partner of Riverside Partners, LLC and disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(8)	The number of shares of Common Stock beneficially owned by Mr. Greig includes indirect beneficial ownership in 447,490 shares of Rudolph Technologies Common Stock held by Liberty Partners Holdings 11, L.L.C. Liberty Partners, L.P. is the managing member of Liberty Partners Holdings 11, L.L.C. and PEB Associates, Inc. d/b/a Liberty Capital Partners, Inc. is the general partner of Liberty Partners, L.P. Mr. Greig is an officer, director and shareholder of Liberty Capital Partners, Inc. Mr. Greig disclaims beneficial ownership of all shares to the extent it exceeds his pecuniary interest in the securities.

(9)	Includes 7,671 shares held by Dr. Spanier’s wife.

(10)	The number of shares of Common Stock beneficially owned by our directors and executive officers as a group includes 447,490 shares of our Common Stock held by Liberty Partners Holdings 11, L.L.C. and 552,667 shares of our Common Stock held by the Riverside Fund II, LP, an affiliate of Riverside Partners, LLC.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to the Company’s equity compensation plans as of December 31, 2009.

	(a)	(b)	(c)
Number of Securities
Remaining Available
for Future Issuance
	Number of Securities	Weighted-Average	Under Equity
	to be Issued Upon	Exercise Price of	Compensation Plans
	Exercise of	Outstanding	(Excluding Securities
	Outstanding Options,	Options, Warrants	Reflected in
Plan Category	Warrants and Rights(1)	and Rights	Column (a))

Equity compensation plans approved by security holders	3,559,719	$12.13	4,050,268
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,559,719	$12.13	4,050,268

(1)	Includes 1,372,001 shares issuable upon vesting of outstanding Restricted Stock Units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2009, all officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except Thomas G. Greig filed a late Form 4 on December 2, 2009 with respect to one transaction on November 23, 2009 and one transaction on November 24, 2009 and Scott R. Danciak filed a late Form 4 on September 1, 2009 with respect to one transaction on August 25, 2009.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including financial statements and schedules included in the annual report on Form 10-K, without charge, by visiting the Company’s website at www.rudolphtech.com and clicking on Investor Relations or by writing to Steven R. Roth, Chief Financial Officer at the Company’s headquarters (One Rudolph Road, P.O. Box 1000, Flanders, New Jersey 07836). Upon written request to the Company, at the address of the Company’s headquarters, the exhibits set forth on the exhibit index of the Company’s Annual Report on Form 10-K will be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

BY ORDER OF THE BOARD OF DIRECTORS

Steven R. Roth
Secretary

Dated: April 19, 2010

Annual Meeting of Stockholders of
RUDOLPH TECHNOLOGIES, INC.
May 19, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.proxydocs.com/rtec
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Ú Please detach along perforated line and mail in the envelope provided Ú

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
     The Board of Directors recommends you vote FOR the following proposals:

	FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS:

Nominees:

Daniel H. Berry	☐	☐	☐

Thomas G. Greig	☐	☐	☐

Richard F. Spanier	☐	☐	☐

2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees listed, FOR Item 2, and according to the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting of Stockholders.

Signature of stockholder	Dated	Signature of stockholder	Dated

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.

RUDOLPH TECHNOLOGIES, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF RUDOLPH TECHNOLOGIES, INC.
          The undersigned hereby constitutes and appoints Daniel H. Berry and Richard F. Spanier, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of Rudolph Technologies, Inc. held of record by the undersigned on March 31, 2010, at the Annual Meeting of Stockholders of Rudolph Technologies, Inc. to be held on Wednesday, May 19, 2010 and at any and all adjournments or postponements thereof as follows:
(Continued and to be signed on reverse side.)